Exhibit 99.k(iii)

REVOLVING CREDIT AND SECURITY AGREEMENT

among

MORGAN STANLEY PRIME INCOME TRUST,
as Borrower

RANGER FUNDING COMPANY LLC,
as Conduit Lender

THE ALTERNATE LENDERS PARTIES HERETO

and

BANK OF AMERICA, N.A.,
as Alternate Lender and as Administrative Agent

Dated as of March [    ],  2008

TABLE OF CONTENTS

Page
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01. Definitions.	1
SECTION 1.02. Rules of Construction.	28
SECTION 1.03. Computation of Time Periods.	28

ARTICLE II
ADVANCES TO THE BORROWER

SECTION 2.01. Advance Facility.	29
SECTION 2.02. Making of Advances.	29
SECTION 2.03. Noteless Agreement; Evidence of Indebtedness.	30
SECTION 2.04. Maturity of the Advances.	31
SECTION 2.05. Prepayment of the Advances.	31
SECTION 2.06. Yield.	32
SECTION 2.07. Increased Costs.	32
SECTION 2.08. Compensation.	34
SECTION 2.09. Additional Yield on Eurodollar Rate Advances.	34
SECTION 2.10. Termination or Reduction of the Commitment.	35
SECTION 2.11. Reserved.	35
SECTION 2.12. Fees Payable by Borrower.	35
SECTION 2.13. Default Interest.	35
SECTION 2.14. Payments.	35
SECTION 2.15. Ratable Payments.	36
SECTION 2.16. Borrower’s Obligations Absolute.	36

ARTICLE III
CONDITIONS PRECEDENT

SECTION 3.01. Conditions Precedent to the Effectiveness of this Agreement.	37
SECTION 3.02. Conditions Precedent to All Advances.	38

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower.	39

ARTICLE V
COVENANTS

SECTION 5.01. Affirmative Covenants of the Borrower.	42
SECTION 5.02. Negative Covenants of the Borrower.	48

i

ii

SECTION 9.19. Patriot Act Notice.	73

SCHEDULES

Schedule I	Form of Investor Report
Schedule II	Scope of Audit
Schedule III	Trustee Locations

EXHIBITS

EXHIBIT A	Form of Advance Note
EXHIBIT B	Form of Notice of Borrowing
EXHIBIT C	Form of Assignment and Acceptance

iii

REVOLVING CREDIT AND SECURITY AGREEMENT

This REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of March [    ], 2008 is entered into among RANGER FUNDING COMPANY LLC, BANK OF AMERICA, N.A.,  and the other Alternate Lenders (as hereinafter defined) from time to time parties hereto, BANK OF AMERICA, N.A., as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Administrative Agent”) and MORGAN STANLEY PRIME INCOME TRUST (together with its permitted successors and assigns, the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Borrower desires that the Conduit Lender (as hereinafter defined) and the Alternate Lenders from time to time make advances to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Conduit Lender and the Alternate Lenders are willing to make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01.  Definitions.

As used in this Agreement, the following terms shall have the meanings indicated:

“Adjusted Asset Value” means in respect of any Borrowing Base Eligible Asset, as of any date of determination, an amount equal to the product of (i) the Asset Value of such Borrowing Base Eligible Asset as of such date, and (ii) the applicable Advance Rate for such Borrowing Base Eligible Asset.

“Administrative Agent” shall have the meaning assigned to such term in the introduction to this Agreement.

“Administrative Agent’s Account” means the account established in the name of the Administrative Agent, for the benefit of the Lenders, which account has been designated as the “Administrative Agent’s Account,” and any other account designated as the “Administrative Agent’s Account” by the Administrative Agent.

 “Advance” means each advance by the Conduit Lender or an Alternate Lender to the Borrower on a Borrowing Date pursuant to Article II; provided, that if the Conduit Lender assigns a portion of any Advance made by it to an Alternate Lender or any Alternate Lender assigns a portion of any outstanding Advance made by it pursuant to an Assignment and

Acceptance and in accordance with and subject to Section 9.06(b), the portion of such Advance retained by the Conduit Lender or an Alternate Lender, as the case may be, and the portion of such Advance acquired by such assignee shall each be deemed to constitute a separate Advance for purposes of this Agreement.

“Advance Note” means each promissory note, if any, issued by the Borrower to the Conduit Lender or an Alternate Lender in accordance with the provisions of Section 2.03, substantially in the form of Exhibit A hereto, as the same may from time to time be amended, supplemented, waived or modified.

“Advance Rate” means (i) in respect of Cash, 100%, (ii) in respect of Eligible Commercial Paper Notes and Eligible Government Securities, 95%, (iii) in respect of Class A Loan Assets, 85%, (iv) in respect of Class B Loan Assets, 80%, (v) in respect of Class C Loan Assets, 75%, (vi) in respect of Class D Loan Assets, 60%, (vii) in respect of Class E Loan Assets, 50%, (viii) in respect of Class A Bond Assets, 90%, (ix) in respect of Class B Bond Assets, 80%, (x) in respect of Class C Bond Assets, 70%, (xi) in respect of Class D Bond Assets, 55%,  (xii) in respect of Class A DIP Loan Assets, 85%, (xiii) in respect of Class B DIP Loan Assets, 80%, (xiv) in respect of Class C DIP Loan Assets, 65%, (xv) in respect of Large Cap Equity Securities, 48%, (xvi) in respect of Mid-Cap Equity Securities, 40%, (xvii) in respect of Small Cap Equity Securities, 30%, (xviii) in respect of Class A Preferred Stock, 46% and (xix) in respect of Class B Preferred Stock, 42%.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties in favor of any other Person, other than Permitted Liens.

“Adviser” means Morgan Stanley Investment Advisors Inc., together with its permitted successors and assigns.

“Adviser Material Adverse Effect” means (i) a material adverse effect on the ability of the Adviser to perform its obligations under the Letter Agreement, (ii) a material adverse effect on the validity or enforceability of the Letter Agreement, or (iii) a material adverse effect on the business, financial condition, operations, assets or properties of the Adviser.

“Advisory Agreement” means the Investment Advisory Agreement, dated as of May 1, 1998, between the Adviser and the Borrower, as the same may be amended, supplemented, waived or modified as permitted under this Agreement, including any replacement investment advisory agreement between the Borrower and the Adviser or any successor Adviser permitted under this Agreement.

“Affected Person” means the Conduit Lender, each Alternate Lender, or any other entity which enters into a commitment to make or purchase Advances or any interest therein, or to provide any liquidity or credit enhancement to the Conduit Lender, and any of their respective Affiliates, including any corporation controlling the Conduit Lender or any Alternate Lender and any permitted assignee or participant of the Conduit Lender or an Alternate Lender.

“Affiliate” means, in respect of a referenced Person, another Person controlling, controlled by or under common control with such referenced Person (which in the case of the

Conduit Lender and the Administrative Agent shall also include any entity which is a special purpose entity that issues commercial paper notes and has a relationship to the Administrative Agent comparable to that of the Conduit Lender).  The terms “control,” “controlling,” “controlled” and the like mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

“Aggregate Custodian’s Advance Amount” means the sum of (i) the aggregate unpaid Dollar amount of all outstanding Custodian’s Overdraft Advances of cash, (ii) the aggregate Value of all Custodian’s Overdraft Advances of assets (other than cash) to the extent not reimbursed by the Borrower, and (iii) the accrued and unpaid interest, if any, on the amounts set forth above.

“Agreement” means this Revolving Credit and Security Agreement, as the same may from time to time be amended, supplemented, waived or modified.

“Alternate Lender Commitment” means (a) with respect to BANA, an amount equal to the Commitment, as such amount shall be adjusted by any Assignment and Acceptance entered into between BANA and an Eligible Assignee in accordance with and subject to Section 9.06(b), or (b) with respect to an Alternate Lender that has entered into an Assignment and Acceptance, the amount set forth therein as such Alternate Lender’s “Alternate Lender Commitment”, in each case as such amount may be reduced by an Assignment and Acceptance entered into between such Alternate Lender and an Eligible Assignee in accordance with and subject to Section 9.06(b), and as may be further reduced (or terminated) pursuant to the next sentence.  Any reduction (or termination) of the Commitment pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Alternate Lender’s Alternate Lender Commitment.  References to the unused portion of any Alternate Lender’s Alternate Lender Commitment shall mean, at any time, such Alternate Lender’s Alternate Lender Commitment then in effect minus the then outstanding principal amount of the Advances funded by such Alternate Lender.

“Alternate Lender Percentage” of any Alternate Lender means, (a) with respect to BANA, the percentage set forth on the signature page to this Agreement, as such percentage shall be reduced by any Assignment and Acceptance entered into by BANA with an Eligible Assignee in accordance with and subject to Section 9.06(b), or (b) with respect to an Alternate Lender that has entered into an Assignment and Acceptance, the percentage set forth therein as such Alternate Lender’s Alternate Lender Percentage, as such percentage shall be reduced by an Assignment and Acceptance entered into between such Alternate Lender and an Eligible Assignee in accordance with and subject to Section 9.06(b).

“Alternate Lender Stated Expiration Date” means March [    ], 2009, unless, prior to such date (or the date so extended pursuant to this clause), upon the Borrower’s written request to the Administrative Agent, which request shall be received by the Administrative Agent not more than sixty (60) days nor less than thirty (30) days prior to the then current Alternate Lender Stated Expiration Date, one or more Alternate Lenders having in the aggregate 100% of the Commitment shall in their sole discretion consent, which consent shall be given not later than twenty (20) days prior to the then current Alternate Lender Stated Expiration Date (the date any such consent is given, the “Extension Date”), to the extension of the Alternate Lender Stated Expiration Date to the date occurring 364 days after such Extension Date; provided, however, that any failure of any Alternate Lender to respond to the Borrower’s request for such extension shall be deemed a denial of such request by such Alternate Lender.

“Alternate Lenders” means BANA and each Eligible Assignee that becomes a party to this Agreement pursuant to and in accordance with the requirements of Section 9.06(b).

 “Applicable Law” means any Law of any Authority, including all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

“Applicable Margin” means, with respect to the Eurodollar Rate, 0.50% per annum.

“Asset Coverage Test” means, as of any Determination Date, the Borrower’s “senior securities representing indebtedness” (as defined in Section 18(g) of the Investment Company Act) have “asset coverage” (as defined in Section 18(h) of the Investment Company Act) of at least 400%  (or such higher percentage as shall be set forth in the Investment Company Act) (computed on such Determination Date regardless of whether or not dividends or distributions are being made on such Determination Date, or whether Debt is being incurred on such Determination Date and computed as if each outstanding Advance constituted a “senior security” without regard to whether such Advance is a loan for “temporary purposes” or otherwise excludable from the definition of “senior security” under Section 18(g) of the Investment Company Act).

 “Assets” means a collective reference to all items which would be classified as an “asset” on the balance sheet of the Borrower in accordance with GAAP.

“Asset Value” means, as of any day of determination (a) in respect of Cash, the amount of such Cash, and (b) in respect of any other Asset, the Value of such Asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the Prospectus of the Borrower in effect on the Closing Date and in accordance with Applicable Law, including the rules, regulations and interpretations of the SEC under the Investment Company Act; provided that the Asset Value of any Asset shall be net of the Borrower’s liabilities relating thereto, including all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof; provided, further, that for any Asset, the fair market value of which is not readily ascertainable from a Pricing Service, the Asset Value of such Asset shall be deemed zero for purposes of this definition.

“Assignee Rate” means in respect of any Advance made or acquired by an Alternate Lender, acquired by a Lender (other than the Conduit Lender) or funded by the Conduit Lender other than through the issuance of promissory notes, an interest rate per annum equal to the sum of the Applicable Margin plus the Eurodollar Rate for the applicable Settlement Period; provided, however, that in case of:

(i)                                     any Advance with respect to which on or prior to the first day of the related Settlement Period, the applicable Lender (other than the Conduit Lender) or the applicable Alternate Lender shall have notified the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or such Alternate Lender to fund such Advance at the Assignee Rate set forth above, the “Assignee Rate” applicable to such Advance shall be an interest rate per annum equal to the Base Rate until the date two Business Days after such Lender or such Alternate Lender shall have subsequently notified the Administrative Agent that such circumstances no longer exist;

(ii)                                  any Advance in respect of which the Administrative Agent receives notice after 12:00 p.m. (New York City time) on the second Business Day preceding the first day of the related Settlement Period that such Advance will not be funded by the issuance of promissory notes or any Advance previously funded by the Conduit Lender through the issuance of promissory notes and with respect to which the Administrative Agent receives notice that such Advance has ceased to be so funded by the Conduit Lender, for  a period of two Business Days following receipt of any such notice, the “Assignee Rate” applicable to such Advance shall be an interest rate per annum equal to the Base Rate; and

(iii)                               any Advance that is less than $1,000,000, the “Assignee Rate” applicable to such Advance shall be an interest rate per annum equal to the Base Rate.

“Assignment and Acceptance” means the Assignment and Acceptance, in substantially the form of Exhibit C hereto, entered into by an Alternate Lender, an Eligible Assignee, the Administrative Agent and, if required by the terms of Section 9.06(b), the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement.

“Authority” means any governmental or quasi-governmental authority (including the National Association of Securities Dealers, the stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or other, or any combination thereof, including any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign, having the force of law and exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“BANA” means Bank of America, N.A., and its successors.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Base Rate” means the rate of interest per annum from time to time announced publicly by BANA in Charlotte, North Carolina as BANA’s prime rate.  The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of BANA.

“Benefit Arrangement” means an employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to the provisions of Title I of ERISA and is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“BNYM” means The Bank of New York Mellon Corporation.

“Bond Asset” means any Asset that is a direct interest in a corporate bond obligation.

“Borrower” shall have the meaning assigned to such term in the introduction to this Agreement.

“Borrower Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement, the Advance Notes, the Control Agreement or any other Transaction Document, including all amounts payable by the Borrower in respect of the Advances, with interest thereon, and the amounts payable under Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 2.12, 2.13, 7.04(b), 9.03 and 9.04 of this Agreement.  For the avoidance of doubt, Borrower Obligations do not include indebtedness owing by the Borrower to BNYM in its capacity as Custodian.

“Borrower’s Account” means the account of the Borrower (Account No. 003348, ABA No. 02100018) maintained with the Custodian or such other account as the Borrower shall from time to time designate in writing to the Administrative Agent.

“Borrowing Base” means on the date any determination thereof is made, an amount equal to (i) the aggregate Adjusted Asset Value of all Eligible Collateral as of such date of determination in which the Administrative Agent has a valid and perfected first priority security interest free and clear of Adverse Claims, minus (ii) the Borrowing Base Excess Amount as of such date of determination.

“Borrowing Base Eligible Asset” means Cash, any Eligible Loan Asset, any Eligible Commercial Paper Note, any Eligible Bond Asset, any Eligible Equity Security and any Eligible Government Security which the Borrower is permitted to purchase in accordance with the Investment Policies and Restrictions which are free and clear of all Adverse Claims; provided that such Asset (a) does not constitute (i) a Derivatives Transaction, Modified Margin Stock, a Non-OECD Asset, a Foreign Security System Asset, an Illiquid Asset or a Structured Finance Asset, (ii) an Asset which is the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or other Derivatives Transaction (other than Derivatives Transactions entered into solely to protect against interest rate or currency risk which have not been entered into for speculative purposes), including any cash or other Asset maintained in a segregated account with the Custodian relating to any outstanding reverse repurchase agreement entered into by the Borrower, or (iii) an Asset held by a sub-custodian of the Custodian which is not located in the United States and (b) except with respect to Eligible Loan Assets and Cash, to the extent that such Asset has a CUSIP, SEDOL or ISIN number, that such identification number has been provided to the Custodian.

“Borrowing Base Excess Amount” means as of any date any determination thereof is made, an amount equal to the sum (without duplication) of:

(i)                                     the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral (other than Cash and Eligible Government Securities) issued or Guaranteed by or owing from any Person (together with all Affiliates of such Person), exceeds five percent (5%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(ii)                                  the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral issued or Guaranteed by or owing from one or more Persons in a single Industry Class, exceeds twenty-five percent (25%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(iii)                               the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Foreign Assets exceeds twenty percent (20%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(iv)                              the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitute Foreign Assets relating to Obligors in any single OECD Country (other than the United States of America) exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(v)                                 the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitute Foreign Currency Assets (other than Effectively Hedged Foreign Currency Assets) exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(vi)                              the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Distressed Loan Assets, Distressed Bond Assets or Distressed Equity Assets, in the aggregate, exceeds fifty percent (50%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(vii)                           the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Loan Assets consisting of participation interests purchased or otherwise acquired from any Selling Institution (together with all Affiliates of such Selling Institution) exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(viii)                        the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Unsecured Loan Assets exceeds forty percent (40%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(ix)                                the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Loan Assets or Bond Assets, in the aggregate, in respect of which the interest payable on the principal amount thereof is not calculated by reference to a Floating Rate, exceeds forty percent (40%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(x)                                   the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Bond Assets exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(xi)                                the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes DIP Loan Assets exceeds five percent (5%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(xii)                             the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Equity Securities exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(xiii)                          the aggregate maximum commitments of the Borrower to fund future advances or extensions of credit under the Loan Documents relating to the Pledged Collateral; and

(xiv)                         the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral (excluding Loan Assets and Cash) which does not have a CUSIP, SEDOL or ISIN number exceeds two percent (2%) of the aggregate Adjusted Asset Value of all Eligible Collateral.

“Borrowing Base Test” means as of any Determination Date, that the Borrowing Base shall be equal to or greater than Credits Outstanding.

“Borrowing Date” shall have the meaning assigned to such term in Section 2.02.

“Business Day” means any day on which (i) banks are not authorized or required to close in the state of North Carolina and the New York Stock Exchange is not authorized or required to close, and (ii) if this definition of “Business Day” is utilized in connection with a Eurodollar Rate Advance, dealings are carried out in the London interbank market.

“Cash” means a demand deposit of United States Dollars immediately available on the day in question in an account maintained by the Custodian.

“CDO” means any Person (i) substantially all of the assets of which would, if owned directly by the Borrower, constitute a direct or indirect participation in, or ownership of, Bond Assets, Loan Assets or a diversified pool of financial assets, (ii) that is a special purpose entity established for the purpose of acquiring assets described in the foregoing clause (i), and (iii) that has issued one or more classes of equity interests or debt securities.

“Class A Bond Asset” means, as of any date of determination, a Borrowing Base Eligible Asset that is a Bond Asset that (i) is not a Distressed Bond Asset and (ii) is rated as of such date of determination no less than “BBB-” from S&P and no less than “Baa3” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “BBB-” from

S&P or no less than “Baa3” from Moody’s, or which, if unrated, are in the reasonable judgment of the Adviser of equivalent credit quality.

“Class A DIP Loan Asset” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a DIP Loan Asset and (ii) has an Asset Value which is at least ninety percent (90%) of its par value as of such date of determination.

“Class A Loan Asset” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Loan Asset, (ii) has an Asset Value which is at least ninety percent (90%) of its par value as of such date of determination and (iii) is not a Distressed Loan Asset.

“Class A Preferred Stock” means any Borrowing Base Eligible Asset that constitutes Preferred Stock that (a) if rated by both S&P and Moody’s, is rated at least “BBB” by S&P and at least “Baa2” by Moody’s, or (b) if rated by S&P or Moody’s (but not both), is rated at least “BBB” by S&P or at least “Baa2” by Moody’s, or (c) if not rated by either S&P or Moody’s, is in the reasonable judgment of the Adviser of equivalent credit quality.

 “Class B Bond Asset” means, as of any date of determination, a Borrowing Base Eligible Asset that is a Bond Asset that (i) is not a Class A Bond Asset or a Distressed Bond Asset and (ii) is rated as of such date of determination no less than “BB-” from S&P and no less than “Ba3” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “BB-” from S&P or no less than “Ba3” from Moody’s, or which, if unrated, are in the reasonable judgment of the Adviser of equivalent credit quality.

“Class B DIP Loan Asset” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a DIP Loan Asset and (ii) has an Asset Value which is less than ninety percent (90%) but greater than or equal to eighty-five percent (85%) of its par value as of such date of determination.

“Class B Loan Asset” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Loan Asset, (ii) has an Asset Value which is less than ninety percent (90%) but greater than or equal to eighty-five percent (85%) of its par value as of such date of determination and (iii) is not a Distressed Loan Asset.

“Class B Preferred Stock” means any Borrowing Base Eligible Asset that (i) constitutes Preferred Stock and (ii) is not Class A Preferred Stock.

 “Class C Bond Asset” means, as of any date of determination, a Borrowing Base Eligible Asset that is a Bond Asset that (i) is not a Class A Bond Asset, a Class B Bond Asset or a Distressed Bond Asset and (ii) is rated as of such date of determination no less than “B-” from S&P and no less than “B3” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “B-” from S&P or no less than “B3” from Moody’s, or which, if unrated, are in the reasonable judgment of the Adviser of equivalent credit quality.

“Class C DIP Loan Asset” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a DIP Loan Asset and (ii) has an Asset Value which is less than eighty-five percent (85%) of its par value as of such date of determination.

 “Class C Loan Asset” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Loan Asset, (ii) has an Asset Value which is less than eighty-five percent (85%) of its par value as of such date of determination and (iii) is not a Distressed Loan Asset.

“Class D Bond Asset” means, as of any date of determination, a Borrowing Base Eligible Asset that is a Distressed Bond Asset.

“Class D Loan Asset” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Loan Asset, (ii) has an Asset Value which is at least ninety percent (90%) of its par value as of such date of determination and (iii) is a Distressed Loan Asset.

“Class E Loan Asset” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Loan Asset, (ii) has an Asset Value which is less than ninety percent (90%) of its par value as of such date of determination and (iii) is a Distressed Loan Asset.

“Closing Date” means the first date on which the conditions precedent specified in Section 3.01 shall have been fully satisfied.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Collateral Account” means account number 396100, ABA Number 02100018 established at BNYM entitled “[MSPIT-BANA as Secured Party]”.(1)

“Commitment” means $250,000,000, as such amount may be reduced pursuant to Section 2.10.  References to the unused portion of the Commitment shall mean, at any time, the Commitment then in effect, minus the outstanding principal amount of the Advances.

 “Compliance Certification Date” shall have the meaning assigned to such term in Section 2.05(b).

“Conduit Lender” means Ranger Funding Company LLC with its successors and assigns that constitute special purpose entities managed by BANA that issue promissory notes or other debt securities.

“Control Agreement” means the Control and Collateral Agency Agreement, dated as of March [    ], 2008 among the Borrower, the Administrative Agent and the Custodian, as the same may from time to time be amended, supplemented, waived or modified.

“CP Rate” for each day during a Settlement Period for any Advance means to the extent the Conduit Lender funds such Advance on such day by issuing promissory notes or other debt securities, the per annum rate notified by the Conduit Lender to the Administrative Agent for such Advance, which rate shall (a) reflect the actual cost of funds to the Conduit Lender of making and maintaining such Advance on such day, plus fees payable by or on behalf of the

(1) Morgan Stanley to confirm.

Conduit Lender  to any dealer or placement agent in respect of commercial paper notes issued by the Conduit Lender to fund such Advance, and (b) be calculated in the manner in which the Conduit Lender typically calculates its cost of funds in similar transactions; provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such day, the Administrative Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum plus, without any duplication, the cost of other borrowings by the Conduit Lender, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

“Credits Outstanding” means at any time a determination thereof is made, an amount equal to the sum of (i) the outstanding principal amount of all Advances, plus (ii) any unpaid and past due Yield accrued on the outstanding Advances, plus (iii) the Yield that would accrue on the aggregate outstanding principal amount of the Advances through the ninety (90) day period following such date of determination, computed by reference to the Assignee Rate based upon the applicable Eurodollar Rates plus the Applicable Margin for a thirty (30) day period in effect as of the time of determination, plus (iv) the Aggregate Custodian’s Advance Amount plus (v) an amount equal to the obligations of the Borrower described in clauses (iii) and (vi) of the definition of “Permitted Debt” (including amounts owing to the Adviser under the Advisory Agreement) reasonably expected to be incurred by the Borrower during the ninety (90) day period following such date of determination.

“Custodial Agreement” means the Custodian Contract dated as of [                  ](2) between the Borrower and the Custodian, as the same may from time to time be amended, restated, supplemented, waived or modified as permitted under the Transaction Documents.

“Custodian” means BNYM, as custodian, securities intermediary and collateral agent under the Custodial Agreement and the Control Agreement, and its permitted successors and assigns.

“Custodian’s Overdraft Advances” means any advance of cash, assets or securities by the Custodian to or for the benefit of the Borrower pursuant to or in connection with the Custodial Agreement.

“Debt” means with respect to any Person, at any date, without duplication, (i) all “senior securities representing indebtedness” (as defined in Section 18(g) of the Investment Company Act), (ii) all obligations of such Person for borrowed money, including all obligations of such Person which are evidenced by letters of credit or letter of credit reimbursement arrangements, (iii) all obligations of such Person evidenced by bonds, debentures, notes, acceptances or other similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (provided that if such Person has not assumed or otherwise become liable in respect of such Debt, the amount of such Debt shall be deemed to be the lesser of (A) the amount of such Debt of such other Person and (B) an

 (2) Morgan Stanley to provide copy.

amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (vii) payment obligations, fixed or contingent, under investment, financial derivative or similar contracts (other than covered short sales), (viii) all Debt of others Guaranteed by such Person, and (ix) to the extent not otherwise included, all items which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of such Person’s balance sheet.

“Declaration of Trust” means that certain Declaration of Trust of the Borrower, dated as of August 17, 1989 as the same has been or (as permitted under the Transaction Documents) hereafter may from time to time be amended, restated, supplemented, waived or modified.

“Default” means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

“Default Rate” means in respect of all amounts payable to any Secured Party under any Transaction Document not paid when due (whether at stated maturity, by acceleration or otherwise), including the principal and Yield on any Advance not paid when due, a rate per annum during the period commencing on the due date until such amount is paid in full equal to the Base Rate as in effect from time to time plus two percent (2%) per annum.

“Defaulting Banks” means any Alternate Lender that (i) defaults in its obligation to make any Advance pursuant to Section 2.02, or (ii) in its capacity as a purchaser, defaults in its obligation to purchase any interest in any Advance.

“Derivatives Transaction” means any financial futures contract, option, forward contract, warrant, swap, swaption, collar, floor, cap and any other agreement, instrument and derivative and other transactions of a similar nature (whether currency linked, index linked, insurance risk linked, credit risk linked or otherwise); provided, that a Structured Finance Asset shall not constitute a Derivatives Transaction.

“Determination Date” means (i) each Borrowing Date, (ii) each Weekly Determination Date, (iii) each date any Restricted Payment is made or any Permitted Senior Security is issued, and (iv) during the continuance of an Event of Default, each Business Day which the Administrative Agent may, or upon the direction of the Majority Banks, shall, designate as a “Determination Date” (which may be daily).

“DIP Loan Asset” means a Loan Asset with respect to which (i) the Obligor is a debtor in possession under the Bankruptcy Code and (ii) the related loan was incurred by such Obligor and secured by assets of such Obligor pursuant to Section 364(d) of the Bankruptcy Code.

“Distressed Bond Asset” means a Bond Asset (a) the Obligor of which is the subject of a bankruptcy, insolvency, liquidation or other similar proceedings, (b) which is in default beyond the applicable grace period, if any, as to payment of principal or interest, (c) which is otherwise classified by the Adviser or the Borrower as “distressed” or “non-performing” or (d) which is rated “Caa1” or lower by Moody’s or “CCC+” or lower by S&P or which, if unrated, is in the reasonable judgment of the Adviser, of equivalent credit quality.

“Distressed Equity Asset” means an Equity Security (i) the issuer of which is the subject of a bankruptcy, insolvency, liquidation or other similar proceeding, (ii) which is in default beyond the applicable grace period, if any, as to payment of principal or interest or other amount owing under the instruments or agreements under which it was issued or otherwise evidenced, (iii) in respect of which the related issuer is rated less than “BB” by Moody’s or less than “Ba2” by S&P or which, if unrated, is in the reasonable judgment of the Adviser of equivalent credit quality or (iv) has a per share trading price of less than $10.00.

“Distressed Loan Asset” means a Loan Asset (i) the Obligor of which is the subject of a bankruptcy, insolvency, liquidation or other similar proceedings, (ii) which is in default (unless cured or waived) beyond the applicable grace periods, if any, as to payment of principal or interest or other amount owing under the applicable Loan Documents; provided, however, that if such Loan Asset is past due as to the payment of principal or interest or otherwise for a period of time equal to or greater than forty-five (45) consecutive days, such Loan Asset shall be deemed to constitute a Distressed Loan Asset regardless of whether or not the applicable grace period in respect of such Loan Asset has expired, (iii) which is otherwise classified by the Adviser or the Borrower as “distressed” or “non-performing”, (iv) in respect of which the related Obligor is rated “Caa1” or lower by Moody’s or “CCC+” or lower by S&P or which, if unrated, is in the reasonable judgment of the Adviser of equivalent credit quality, (v) which is not part of a senior credit facility, or (vi) which is otherwise not classified as a “Senior Loan” by the Adviser; provided, that a DIP Loan Asset shall not constitute a Distressed Loan Asset due to a failure to comply with the foregoing clauses (i) or (iv).

 “Dollars” and “$” mean lawful money of the United States of America.

“Effectively Hedged Foreign Currency Asset” means any Foreign Currency Asset in respect of which the Borrower shall have entered into a Derivatives Transaction solely to hedge or mitigate actual aggregate currency risk in respect of such Foreign Currency Asset and which Derivatives Transaction shall be with a counterparty which is a financial institution that has a credit rating of AA- or better by S&P and Aa3 or better by Moody’s.

“Eligible Assignee” means BANA, any of its Affiliates, any Person managed by BANA or any of their respective Affiliates, or any financial or other institution acceptable to the Administrative Agent.

“Eligible Bond Asset” at any time means a Bond Asset (a) with respect to which the interest payable on the principal amount thereof by the related Obligor is payable in cash; (b) which is part of an issuance of corporate debt securities with an original aggregate principal amount as of the Origination Date of such Bond Asset which is at least equal to $50,000,000; and (c) which has a scheduled final maturity date no later than the thirtieth (30th) anniversary after the related Origination Date.

“Eligible Collateral” means at any time the Pledged Collateral which constitutes Borrowing Base Eligible Assets.

“Eligible Commercial Paper Note” means a promissory note issued in the commercial paper market by an obligor having its principal office in the United States, having a maturity of not more than 270 days and which (i) if rated by both S&P and Moody’s is rated at least “A-1” by S&P and at least “P-1” by Moody’s, and (ii) if rated by S&P or Moody’s (but not both), is rated at least “A-1” by S&P or at least “P-1” by Moody’s.

“Eligible Government Securities” means all “Government Securities” (as defined in the Investment Company Act and which for the purposes hereof shall include any securities issued or guaranteed as to principal and interest by an agency of the government of the United States) held in an account maintained by the Custodian and in respect of which all actions have been taken under this Agreement and the Control Agreement to create and perfect in favor of the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest.

“Eligible Equity Securities” means (a) an Equity Security (other than Preferred Stock) (i) which is listed on NYSE, AMEX or NASDAQ, (ii) which has a per share trading price of at least $1.00 and (iii) which was issued by an issuer having an equity market capitalization of at least $250,000,000 and (b) Preferred Stock, (i) the terms of which provide for the periodic payment of dividends thereon in Dollars, (ii) the Preferred Stock has a security rating of at least “BB” from Moody’s and at least “Ba2” from S&P (or if only rated by Moody’s, at least “BB” from Moody’s, or if only rated by S&P, at least “Ba2” from S&P or which, if unrated, is in the reasonable judgment of the Adviser of equivalent credit quality) and (iii) such Preferred Stock is part of a class of Preferred Stock with an aggregate par value of not less than $50,000,000.

“Eligible Loan Asset” at any time means a Loan Asset:

(i)                                     with respect to which the interest payable on the principal amount thereof by the related Obligor is payable in cash;

(ii)                                  in respect of which the Borrower’s interest is not a subparticipation;

(iii)                               which has a scheduled final maturity date no later than the tenth (10th) anniversary after the related Origination Date;

(iv)                              which is part of a senior credit facility, with respect to which such Loan Asset is not by its terms subordinated (pursuant to contractual provisions or otherwise) to the prior payment of any other liabilities or any equity interests of the related Obligor or, to the extent such Loan Asset constitutes an interest in a second-lien facility, is no less than pro rata and pari passu with all other lenders under (or participations in) such second-lien facility;

(v)                                 which is part of a syndicated credit facility where the sum of the aggregate revolving loan commitment amount plus the aggregate outstanding principal amount of all loans under such facility on the Origination Date of such Loan Asset is at least equal to $100,000,000;

(vi)                              which relates to Loan Documents in which the Borrower’s interest (direct or participating) in the aggregate outstanding principal amount of all loans thereunder is no greater than thirty-three and one-third percent (33.33%); provided, that if the Borrower’s interest (direct or participating) in the aggregate outstanding principal amount of all loans thereunder is greater than thirty-three and one-third percent (33.33%), only the portion of such Loan Asset that is in excess of such threshold shall fail to constitute an Eligible Loan Asset pursuant to this clause (vi);

(vii)                           in respect of which the related Loan Documents are not subject to any confidentiality arrangement which would preclude the Administrative Agent from reviewing such Loan Documents;

(viii)                        in which the Borrower’s interest in all collateral security therefor and principal and interest payments thereunder is no less than pro rata and pari passu with all other lenders under (or participants in) the related credit facility or, to the extent such Loan Asset constitutes an interest in a second-lien facility, is no less than pro rata and pari passu with all other lenders under (or participants in) such second-lien facility;

(ix)                                in respect of which the credit rating of the related Transaction Agent or its controlling Affiliate is no less than “A-” from S&P or “A3” from Moody’s;

(x)                                   in respect of which, if the Borrower’s interest therein is that of a participant, the credit rating of the related Selling Institution is no less than “A-” from S&P and “A3” from Moody’s;

(xi)                                if such Loan Asset is a DIP Loan Asset, such Loan Asset is not a Distressed Loan Asset; and

(xii)                             the pledge of which under Article VII of this Agreement, would not conflict with or constitute a default under or be prohibited by any anti-assignment or other provisions contained in the related Loan Documents, except for anti-assignment provisions rendered ineffective by applicable law.

 “E-Mail Report” shall have the meaning assigned to such term in Section 9.15.

“Emergency Credit Line” shall have the meaning assigned to such term in the definition of “Permitted Debt”.

“Equity Securities” means common stock, Preferred Stock, warrants, trust certificates, membership interests or partnership interests; provided, that any Asset that otherwise constitutes a Structured Finance Asset shall be deemed not to constitute an Equity Security.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (n) of the Code.

“Eurocurrency Liabilities” shall have the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Additional Yield” means additional Yield on the outstanding principal of each Advance during the Settlement Period in respect of such Advance in respect of which Yield is computed by reference to the Eurodollar Rate, for such Settlement Period, at a rate per annum equal at all times during such Settlement Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Settlement Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to one-hundred percent (100%) minus the Eurodollar Rate Reserve Percentage of the applicable Lender (other than the Conduit Lender) or an Alternate Lender for such Settlement Period.

“Eurodollar Rate” means, in respect of any Advance for any Settlement Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the BLOOMBERG PROFESSIONAL Service as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Settlement Period in an amount substantially equal to the outstanding principal amount of such Advance on such first day and for a period substantially equal to such Settlement Period.  If for any reason such rate is not available, the term “LIBOR Rate” means, in respect of any Advance for any Settlement Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two (2) London Business Days before the first day of such Settlement Period in an amount substantially equal to the outstanding principal amount of such Advance on such first day and for a period substantially equal to such Settlement Period; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.  If for any reason neither of such rates is available, the term “LIBOR Rate” means, in respect of any Advance for any Settlement Period, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of BANA in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Settlement Period in an amount substantially equal to the outstanding principal amount of such Advance on such first day and for a period substantially equal to such Settlement Period.

“Eurodollar Rate Advance” means an Advance the Yield on which is computed with reference to the Eurodollar Rate.

“Eurodollar Rate Reserve Percentage” for any Settlement Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for any applicable Lender (other than the Conduit Lender) or Alternate Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Settlement Period.

“Event of Default” means any of the events, acts or occurrences set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Facility” shall have the meaning assigned to such term in Section 9.09(a).

“Fee Letter” means that certain letter agreement dated the date hereof between the Borrower and the Administrative Agent, as the same may from time to time be amended, supplemented, waived or modified.

“Floating Rate” means an interest rate calculated by reference to the prime rate, the London interbank offered rate, the certificate of deposit rate, the federal funds rate or any other per annum rate commonly referred to in the United States banking industry as a “floating rate”.

“Foreign Asset” means any Asset issued or Guaranteed by any Person organized under the laws of any country other than the United States of America and, in the case of any Loan Asset, Bond Asset or Preferred Stock, the Obligor of which is organized under the laws of any country other than the United States of America.

“Foreign Currency Asset” means any Asset which is denominated or payable in a currency other than Dollars.

“Foreign Security System Asset” shall have the meaning assigned to such term in Section 3(a) of the Control Agreement.

“GAAP” means generally accepted accounting principles in the United States of America, in effect from time to time.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing with all Authorities.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Illiquid Asset” means as of any date, any Asset (i) for which there is no established public or private institutional trading market, such that such Asset may be reasonably expected to be sold in such market within seven (7) days (and payment and settlement for such Asset shall be reasonably expected to be received by the Borrower within fourteen (14) days after such sale) in the ordinary course of business at a price approximating the Asset Value of such Asset on such date subject only to fluctuations in the market price therefor, (ii) the fair market value of which is not readily ascertainable from recognized independent sources in the market for such Assets or (iii) otherwise classified as an “illiquid security” by the Borrower or the Adviser.

“Indemnified Party” shall have the meaning assigned to such term in Section 9.04(b).

“Industry Class” means, for purposes of computing the Borrowing Base, each industry class as determined by applying, in separate tests, the classification categories provided by Moody’s, or, in the event that Moody’s does not classify a particular Person, as classified by the Adviser based upon the Moody’s industry classifications.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means the provisions dealing with investment objectives, policies, distributions, investment restrictions, tender offers, repurchases, leverage and diversification status as set forth in the Prospectus.

“Investor Report” means the Investor Report of the Borrower substantially in the form of Schedule I hereto.

“Large Cap Equity Security” means any Borrowing Base Eligible Asset that constitutes an Eligible Equity Security (other than Preferred Stock) issued by an issuer having equity market capitalization of at least $10,000,000,000.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Lender” means the Conduit Lender or an Alternate Lender.

“Letter Agreement” means the Letter Agreement dated as of March [    ], 2008 from the Adviser to the Administrative Agent on behalf of the Secured Parties, as the same may from time to time be amended, supplemented, waived or modified.

“Leverage Purposes”  means for the purpose of (i) purchasing Assets, (ii) paying principal and Yield in respect of outstanding Advances, or (iii) for general corporate purposes.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement) and any financing lease having substantially the same economic effect as any of the foregoing.

“Liquidation Fee” means, in respect of any Advance for any Settlement Period which is funded by the Conduit Lender during which the principal on such Advance is repaid by the Borrower in whole or in part (i) with respect to any such Advance funded or maintained by promissory notes or other debt securities issued solely to fund one or more Advances to the Borrower, prior to the stated maturity date of such promissory notes or other debt securities or (ii) with respect to any other Advance, upon less than two (2) Business Days prior written notice of such repayment, prior to the end of said Settlement Period, in the case of each of clause (i) and (ii) above, the amount, if any, by which (a) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Settlement Period) which would have accrued during the remaining period to maturity of such promissory notes or other debt securities under clause (i) above or such Settlement Period under clause (ii) above, as applicable, on the reduction of the outstanding principal amount of such Advance relating to such Settlement Period had such reductions remained as outstanding principal, exceeds (b) that income, if any, received by the Conduit Lender’s investing the proceeds of such reductions of principal.

“Loan Asset” means any Asset that is a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit (other than a Bond Asset or Structured Finance Asset).

“Loan Documents” means with respect to any Loan Asset, each loan agreement, promissory note, collateral security agreement, participation certificate, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Loan Asset, including the agreements and instruments in respect of which the Borrower acquired such Loan Asset.

“Majority Banks” means, as of any determination date (i) if on such determination date, any Alternate Lender in its capacity as a purchaser has a commitment to purchase additional interests in Advances from the Conduit Lender, such Alternate Lenders whose Commitments aggregate in excess of fifty percent (50%) of the aggregate Commitments; provided, that, the Commitment of any Defaulting Bank shall be excluded from the computation of Majority Banks, (ii) if on such determination date no Alternate Lender in its capacity as a purchaser has any commitment to purchase additional interests in Advances from the Conduit Lender, the Persons with Advances, the outstanding principal amount of which exceeds fifty percent (50%) of the outstanding principal amount of all Advances; provided, that if on any determination date there are multiple Alternate Lenders which are not Defaulting Banks and the Majority Banks on such determination date as determined by clause (i) or clause (ii) above, as applicable, is a single entity (for such purpose treating BANA and the Conduit Lender (if the Conduit Lender is administered by BANA) as a single entity) (the “Controlling Bank”), then the term “Majority Banks” shall be deemed to mean such Controlling Bank and at least one other Alternate Lender which is not a Defaulting Bank.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (i) a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or the Control Agreement or to perform any material obligation under any other Transaction Document to which it is a party or any Loan Document, (ii) a material adverse effect on any Secured Party’s right, title and interest in the Pledged Collateral or on the rights and remedies of any Secured Party under any Transaction Document, (iii) a material adverse effect on the validity or enforceability of this Agreement or any other Transaction Document to which the Borrower is a party or any Loan Document, (iv) a material adverse effect on the business, financial condition, operations, Assets or properties of the Borrower, or (v) a material Adverse Claim on any material portion of the Assets of the Borrower.

“Maturity Date” means (1) in respect of any Advance designated by the Borrower in the Notice of Borrowing delivered in connection with such Advance to be used solely for Short-Term Purposes, the earlier of (i) the date which is sixty (60) days following the Borrowing Date of such Advance (or if such day is not a Business Day, the Business Day immediately preceding such date), and (ii) the Termination Date (or if such day is not a Business Day, the Business Day immediately preceding such date), or (2) with respect to any Advance designated by the Borrower in the Notice of Borrowing delivered in connection with such Advance to be used solely for Leverage Purposes, the earlier of (i) the date which is one (1) year following the Borrowing Date of such Advance (or if such day is not a Business Day, the Business Day immediately preceding such date), and (ii) the Termination Date (or if such day is not a Business Day, the Business Day immediately preceding such date).

“Mid-Cap Equity Security” means any Borrowing Base Eligible Asset that constitutes an Eligible Equity Security (other than Preferred Stock) issued by an issuer having equity market capitalization of less than $10,000,000,000 and greater than $2,000,000,000.

“Modified Margin Stock” shall mean “Margin Stock” as defined in Regulation U (without giving effect to the exclusions from such definition in clauses (5)(i) through (5)(iv) thereof).

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA.

“New York UCC” means the UCC as in effect from time to time in the State of New York.

“Non-OECD Asset” means any Asset issued or Guaranteed by any Person organized outside of any OECD Country, and, in the case of any Loan Asset, Bond Asset or Preferred Stock, the Obligor of which is organized outside of any OECD Country.

 “Notice of Borrowing” shall have the meaning assigned to such term in Section 2.02.

“Notice of Exclusive Control” shall have the meaning assigned to such term in the Control Agreement.

“Obligor” means (i) in respect of any Loan Asset, the Person primarily obligated under the related Loan Documents to repay the loan or extension of credit which is the subject of such Loan Asset and (ii) in respect of any Bond Asset or Preferred Stock, the issuer thereof and any other Person primarily obligated to repay the obligations thereunder.

“OECD Country” means any country which is a member of the Organization for Economic Cooperation and Development and which has a sovereign credit rating for “foreign currency” of at least “AA-” and “Aa3” from S&P and Moody’s, respectively.

“Origination Date” means (i) in respect of any Loan Asset the initial date on which the proceeds of the loan or other extension of credit which is the subject of such Loan Asset was advanced to the Obligor under the related Loan Documents and (ii) in respect of any Bond Asset or Preferred Stock, the initial date on which the proceeds of the issuance of such Asset was advanced to the Obligor thereof.

“Other Taxes” shall have the meaning assigned to such term in Section 9.03(b).

“Parent” means Morgan Stanley & Co., together with its successors.

“Participant” shall have the meaning assigned to such term in Section 9.06(e).

“Permitted Debt” means (i) Debt arising under this Agreement or the other Transaction Documents to the Secured Parties, (ii) Debt in favor of the Custodian relating to Custodian’s Overdraft Advances incurred in the ordinary course of the Borrower’s business, which are not overdue and which do not exceed the amount permitted by Section 5.02(o), (iii) fee and expense obligations to the Custodian and other similar agents which are providing services in respect of the Borrower’s Assets arising in the ordinary course of the Borrower’s business which are not overdue for a period in excess of thirty (30) days, (iv) Debt (other than Debt for borrowed money) arising in connection with transactions in the ordinary course of the Borrower’s business in connection with its purchasing of securities, Derivatives Transactions or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Investment Policies and Restrictions, (v) obligations of the Borrower to fund future extensions of credit under the Loan Documents relating to its Loan Assets which do not exceed twenty-five percent (25%) of the aggregate Asset Value of the Borrower’s Assets and which meet the Borrower’s diversification requirements set forth in the Prospectus, which are not overdue, (vi) Debt representing accrued expenses and current trade account payables incurred in the ordinary course of the Borrower’s business which are not overdue for a period beyond the customary practices in the industry or which are being diligently contested in good faith, (vii) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as (A) such judgments or awards do not constitute an Event of Default and (B)(1) execution is not levied thereunder, (2) the Borrower shall in good faith be diligently prosecuting an appeal or proceeding for review in respect of such judgment or award and a stay of execution shall have been obtained pending such appeal or review, (3) the Borrower shall have obtained an unsecured performance bond in respect of such judgment or award or (4) such judgment or award is covered by insurance (to the extent covered by a valid and binding policy of insurance with respect to which the related insurer has been notified of a claim for payment of such amount and has not disputed such claim), (viii) Debt arising in connection with reverse repurchase agreements to the extent permitted under the Investment Company Act and the Investment Policies and Restrictions and which have been entered into in the ordinary course of the Borrower’s business, (ix) Debt arising in connection with hedging transactions to the extent permitted under the Investment Company Act and the Investment Policies and Restrictions and (x) unsecured Debt arising in connection with the existing line of credit facility made available by BNYM (or any replacement facility therefor) (each, an “Emergency Credit Line”) and incurred solely for temporary and emergency purposes, including, without limitation, the funding of shareholder redemptions and trade settlements.

“Permitted Liens” means (a) in respect of any Asset of the Borrower, (i) Liens of any Secured Party created by or pursuant to this Agreement or the Control Agreement, (ii) Liens of the Custodian securing the Custodian’s Overdraft Advances to the extent such Custodian’s Overdraft Advances do not exceed the amount permitted by Section 5.02(o), (iii) Liens of the Custodian which are by the terms of the Control Agreement expressly subordinated to the payment of the Borrower Obligations, and (iv) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected liens and security interests) with respect to taxes, assessments and other governmental charges or levies for amounts not yet due or as to which the grace period (if any) related thereto has not expired or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, and (b) in respect of any Asset of the Borrower other than any Pledged Collateral (i) Liens incidental to the conduct of the Borrower’s business securing the performance of fee and expense obligations to the Custodian and other similar agents which are providing services in respect of the Borrower’s Assets arising in the ordinary course of the Borrower’s business which are not overdue for a period in excess of thirty (30) days, (ii) Liens in respect of Debt permitted under clauses (iv) and (viii) of the definition of Permitted Debt and (iii) Liens on cash posted as collateral for hedging transactions to the extent permitted under the Investment Company Act and the Investment Policies and Restrictions.

“Permitted Senior Securities” means “senior securities” within the meaning of the Investment Company Act which constitute Advances under this Agreement, Derivatives

Transactions, repurchase transactions, reverse repurchase transactions, preferred shares or commitments of the Borrower to fund future advances or other extensions of credit under any Loan Document, to the extent the issuance of any such senior security by the Borrower is not in contravention of the Investment Company Act or the Investment Policies and Restrictions.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Pledged Collateral” shall have the meaning assigned to such term in Section 7.01.

“Preferred Stock” means a security, including a trust preferred security, which represents an equity interest in an issuer that entitles the holder to receive, in preference to holders of other equity interests (other than other classes of preferred stock) such as common stock, dividends and a fixed share of the proceeds resulting from the liquidation of such issuer; provided, that any Asset issued by a CDO shall be deemed not to constitute Preferred Stock.

 “Pricing Service” means any of (i) FT Interactive Data Corporation, (ii) Loan Pricing Corporation, (iii) Bear Stearns Pricing Direct Inc., (iv) “Markit Loans” and “MarkitX”, each published by Markit Group Limited or (v) any other nationally recognized pricing service selected by the Borrower with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

 “Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Authorities) including those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Proceeds” shall have, with reference to any asset or property, the meaning assigned to it under the New York UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

“Program Support Agreement” means and includes any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of a Conduit Lender (or any related commercial paper issuer that finances the Conduit Lender), the issuance of one or more surety bonds for which a Conduit Lender (or such related issuer) is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by a Conduit Lender (or such related issuer) to any Program Support Provider of Advances (or portions thereof) and/or the making of loans and/or other extensions of credit to a Conduit Lender (or such related issuer)  in connection with the Conduit Lender’s (or such related issuer’s) securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrative Agent for the Conduit Lender).

“Program Support Provider” means and includes any Person (other than any customer of a Conduit Lender) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, a Conduit Lender (or any related commercial paper issuer that finances the Conduit Lender) or issuing a letter of credit, surety bond, guarantee or other instrument to support any obligations arising under or in connection with the Conduit Lender’s (or such related issuer’s) securitization program.

“Program Termination Date” means the later to occur of (i) the Termination Date, and (ii) the date that all Borrower Obligations have been finally paid in full.

“Prospectus” means with respect to the Borrower the prospectus dated January 31, 2008, filed with the SEC as a part of the Borrower’s registration statement on Form N-2, as amended (or any successor SEC form), and shall include the related statement of additional information, if any, included in such registration statement, and all supplements, amendments and modifications thereto as of the Closing Date, and as further supplemented, amended or modified in accordance with Applicable Law, including the Securities Act and the Investment Company Act.

“Rating Agencies” shall have the meaning assigned to such term in Section 9.09(a).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Requested Amount” shall have the meaning assigned to such term in Section 2.02.

“Responsible Officer” means in respect of any Person, the president, any vice president, the chief financial officer, controller, treasurer or any assistant treasurer; provided, that the Administrative Agent shall have received a manually signed certificate of the Secretary or Assistant Secretary of such Person as to the incumbency of, and bearing a manual specimen signature of, such duly authorized officer.

“Restricted Payments” means (a) the declaration of any distribution or dividends (other than distributions payable solely in shares of beneficial interest in the Borrower) on, or the payment on account of, or the setting apart of assets for the purchase, redemption, retirement or other acquisition of, any shares of beneficial interests in the Borrower, including all common and preferred shares, whether now or hereafter outstanding, either directly or indirectly, whether in cash, property or in obligations of the Borrower, and (b) the payment of fees and expenses to the Adviser or any Affiliate of the Adviser as compensation for the provision of managerial, administrative services or otherwise.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. together with its successors.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

“Secured Parties” means the Administrative Agent, the Lenders and their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Selling Institution” means in respect of any Loan Asset which constitutes a participation interest, the Person which has granted or sold to the Borrower a participation interest in the loan or other extension of credit which is the subject of such Loan Asset.

“Settlement Date” means the date which is the twelfth (12th) day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day; provided, that, for purposes of the payment of Yield, with respect to any Settlement Period for which Yield is computed by reference to the Eurodollar Rate, the Settlement Date shall be the last day of such Settlement Period, or if such day is not a Business Day, the next succeeding Business Day.

“Settlement Period” means in respect of any Advance:

(a)           in the case of any Advance in respect of which Yield is computed by reference to the CP Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made, and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement;

(b)           in the case of any Advance in respect of which Yield is computed by reference to the Eurodollar Rate, the period beginning on either (i) the date such Advance was made as, or converted to, a Eurodollar Rate Advance or (ii) as applicable, the date on which the previous Settlement Period with respect thereto determined in accordance with this paragraph expired, and ending on the numerically corresponding day in the following calendar month; provided, that (A) if any such Settlement Period would end on a day other than a Business Day, such Settlement Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (B) any such Settlement Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the following calendar month) shall end on the last Business Day of the following calendar month;

(c)           in the case of any Advance in respect of which Yield is computed by reference to the Base Rate, the period beginning on the date such Advance was made as, or converted to, an Advance accruing Yield at such rate and ending on the last day of the calendar month in which such Advance was made and, thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement;

provided, however, that in the case of any Settlement Period for any Advance which commences before the Maturity Date for such Advance and would otherwise end on a date occurring after such Maturity Date, such Settlement Period shall end on such Maturity Date and the duration of each Settlement Period which commences on or after the Maturity Date for such Advance may be any period (including a period of one day) as shall be selected from time to time by the Administrative Agent; provided, further, that if pursuant to the terms hereof the interest rate applicable to any Advance shall change during the term of any Settlement Period, such Settlement Period shall end on the date of such change of rate.

“Short-Term Purposes” means for the purpose of short-term liquidity and other temporary emergency purposes, which purposes are permitted under and in compliance with the Investment Company Act and by the Borrower’s Prospectus.

“Specified Loan Documents” shall have the meaning assigned to such term in the Control Agreement.

“Specified Reporting Breach” shall have the meaning assigned to such term in Section 6.01(d).

“Small Cap Equity Security” means any Borrowing Base Eligible Asset that constitutes an Eligible Equity Security (other than Preferred Stock) issued by an issuer having an equity market capitalization equal to or less than $2,000,000,000.

“Structured Finance Asset” means (i) any Asset that is a debt obligation or pass-through security issued by a special purpose trust or other entity structured to be bankruptcy remote and representing a direct or indirect participation in, or that is secured by, a diversified pool of assets, including commercial loans, commercial or residential real property, bonds, credit card receivables, leases, or other financial assets or (ii) any Asset with respect to which the issuer thereof, or the person primarily obligated to repay the obligations thereunder, is a CDO.

“Taxes” shall have the meaning assigned to such term in Section 9.03(a).

“Termination Date” means the earlier of (i) the Alternate Lender Stated Expiration Date, and (ii) the date the Commitment shall terminate pursuant to Section 2.10 or Section 6.01.

“Termination Event” means the occurrence of any of the following:

(a)           the Borrower shall invest in any Assets or engage in any line of business not contemplated by the Prospectus or the Investment Policies and Restrictions in effect on the Closing Date; or

(b)           the Borrower shall, unless required by a change in Applicable Law (including the Investment Company Act and the Securities Act), make or permit any material change in the Investment Policies and Restrictions in effect on the Closing Date (other than a material change to the Investment Policies and Restrictions solely to the extent relating to tender offers or repurchases if such change would not materially adversely effect the Conduit Lender, any Alternate Lender or the Administrative Agent).

 “Transaction Agent” means a commercial bank, insurance company, finance company or other financial institution that is acting as agent or trustee under the Loan Documents relating to any Loan Asset.

“Transaction Documents” means this Agreement, the Advance Notes, the Letter Agreement, the Control Agreement, Advisory Agreement, the Custodial Agreement, the Fee Letter and the other agreements, documents and instruments entered into or delivered in connection herewith or therewith.

“Trustee” shall have the meaning assigned such term in the Declaration of Trust.

 “UCC” means the Uniform Commercial Code, as from time to time in effect in the applicable jurisdictions.

“Unsecured Loan Assets” means Loan Assets which are not fully secured under the related Loan Documents by a first priority perfected Lien on assets or properties of the related Obligor with value as reasonably determined by the Adviser at the time of the Borrower’s purchase of such Loan Asset in reliance upon appraisals, financial statements or market valuation techniques, in an amount not less than the outstanding debt of such Obligor under the related Loan Documents.

“Value” shall have the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

“Weekly Determination Date” means the last Business Day of each calendar week.

“Yield” means for any Advance during any Settlement Period:

(i)            if such Advance will be funded or maintained by the Conduit Lender during such Settlement Period through the issuance of promissory notes, for each day during such Settlement Period,

CPR x  P  + LF

360

(ii)           if such Advance will be funded or maintained during such Settlement Period by the Conduit Lender other than through the issuance of promissory notes or by an Alternate Lender, for each day during such Settlement Period,

AR x  P

360

where:

	AR	=	the applicable Assignee Rate on such day

	P	=	the outstanding principal amount of such Advance on such day

	CPR	=	the applicable CP Rate for such Advance on such day

	LF	=	the Liquidation Fee, if any, for such Advance for such Settlement Period (expressed as a daily amount);

provided, further, that Yield for any Advance shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

SECTION 1.02.  Rules of Construction.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (i) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular appendix, article, schedule, section, paragraph, clause, exhibit or other subdivision, (iii) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (iv) references in this Agreement to “including” shall mean including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned, and (v) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement.

SECTION 1.03.  Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding”.

ARTICLE II
ADVANCES TO THE BORROWER

SECTION 2.01.  Advance Facility.

On the terms and conditions hereinafter set forth, including Sections 3.01 and 3.02, the Conduit Lender may, in its sole discretion, make an Advance to the Borrower on any Borrowing Date from the date hereof to the Termination Date in an amount equal to the Requested Amount.  On the terms and conditions hereinafter set forth, including Sections 3.01 and 3.02 and during the period from the date hereof to the Termination Date if the Conduit Lender has declined to make Advances in the full Requested Amount, the Alternate Lenders shall make Advances to the Borrower, ratably in accordance with their respective Alternate Lender Percentages as provided in Section 2.02.  Under no circumstances shall the Conduit Lender or any Alternate Lender be obligated to make any such Advance, to the extent that after giving effect to the making of such Advance (i) the aggregate principal amount of all outstanding Advances would exceed the Commitment, or (ii) the aggregate principal amount of all outstanding Advances funded by any Alternate Lender under this Agreement and in its capacity as a purchaser would exceed such Alternate Lender’s Alternate Lender Commitment.

SECTION 2.02.  Making of Advances.

If the Borrower desires to receive a borrowing under this Agreement it shall deliver to the Administrative Agent a borrowing notice in substantially the form of Exhibit B hereto (each such notice a “Notice of Borrowing”) not later than 12:00 Noon (New York City time) on the Business Day immediately preceding the proposed borrowing date of such borrowing, which Notice of Borrowing shall be signed by a Responsible Officer of the Borrower and shall specify (x) the proposed borrowing date therefor which shall be a Business Day (each such date, a “Borrowing Date”), (y) the aggregate principal amount of the proposed borrowing (the “Requested Amount”) and (z) whether such Advance shall be used for Short-Term Purposes or Leverage Purposes and shall otherwise be appropriately completed.  Each Notice of Borrowing shall be irrevocable upon receipt by the Administrative Agent.  The Requested Amount specified in any Notice of Borrowing shall be at least $500,000 and in integral multiples of $100,000 in excess thereof.  The Borrower shall not request more than four (4) borrowings in any calendar week.  During the period prior to the Termination Date, the Conduit Lender shall promptly notify the Administrative Agent whether it has determined to make an Advance and if it has decided to make an Advance, such notice shall specify the principal amount thereof.  If the Conduit Lender has declined to make a proposed Advance in the full Requested Amount, the Administrative Agent shall promptly send notice of the proposed borrowing to each of the Alternate Lenders concurrently by telecopier, telex or cable specifying the Borrowing Date for such borrowing, each Alternate Lender’s Alternate Lender Percentage of the Requested Amount and whether the Yield for such Advance is calculated based on the Eurodollar Rate or the Base Rate.  Provided that the Borrower has delivered a Notice of Borrowing in accordance with this Section 2.02, on each Borrowing Date the Conduit Lender or the Alternate Lenders shall, subject to the terms and conditions of this Agreement, make available to the Borrower at the Borrower’s Account (or such other account specified in the applicable Notice of Borrowing) Advances in an amount equal to the Requested Amount in immediately available funds. To the extent not covered by Section 2.08, the Borrower shall indemnify the Conduit Lender, each Alternate

Lender and the Administrative Agent against any loss or expense incurred by them as a result of any failure by the Borrower to accept any Advance requested in a Notice of Borrowing or as a result of the failure of the Borrower to receive any Advance requested in a Notice of Borrowing as a result of the failure of any condition precedent to the making of such Advance to be satisfied, including any loss or expense incurred by reason of the liquidation or reemployment of funds acquired or requested to fund such Advance.

SECTION 2.03.  Noteless Agreement; Evidence of Indebtedness.

(a)                                  The Conduit Lender and each Alternate Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Conduit Lender or such Alternate Lender, as applicable, in respect of each Advance funded by it, from time to time, including the amounts of principal and Yield thereon and paid to the Conduit Lender or such Alternate Lender, as applicable, from time to time hereunder.

(b)                                 The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Advance funded by the Conduit Lender and the Alternate Lenders and the Settlement Period with respect thereto, (ii) the amount of any principal and Yield due and payable or to become due and payable from the Borrower to the Conduit and any Alternate Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and the Conduit Lender’s and such Alternate Lender’s share thereof.  If consent of the Majority Banks is required by the terms of this Agreement for any action or inaction then being taken or not taken under this Agreement, then upon the written request of the Borrower, the Administrative Agent shall use reasonable efforts to as promptly as possible notify the Borrower (i) of the Commitment (as defined herein) of each Alternate Lender in its capacity as a purchaser, (ii) if any Alternate Lender constitutes a Defaulting Bank, and (iii) of the outstanding principal amount of the Advances of the Conduit Lender and each Alternate Lender; provided, that the Administrative Agent shall have no liability for any error in any notice provided by it pursuant to this Section 2.03(b) or for any delay in providing such notice.

(c)                                  The entries maintained in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.03 shall be rebuttable presumptive evidence of the existence and amounts of the Borrower Obligations therein recorded (absent manifest error); provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Borrower Obligations in accordance with their terms.

(d)                                 The Conduit Lender and any Alternate Lender may request that its Advances be evidenced by an Advance Note.  In such event, the Borrower shall (as soon as reasonably practicable) prepare, execute and deliver to the Conduit Lender or such Alternate Lender, as applicable, an Advance Note payable to the order of the Conduit Lender or such Alternate Lender, as applicable.  Thereafter, the Advances evidenced by such Advance Note and interest thereon shall at all times (including after any assignment pursuant to Section 9.06) be represented by one or more Advance Notes payable to the order of the payee named therein or any assignee pursuant to Section 9.06, except to the extent that the Conduit Lender, any Alternate Lender or assignee subsequently returns to the Borrower any such Advance Note for cancellation and requests that such Advances once again be evidenced as described in clauses (a) and (b) of this Section 2.03.  In connection with any assignment pursuant to Section 9.06, if such assigning Alternate Lender shall have an Advance Note issued to it, such assigning Alternate Lender shall promptly return its Advance Note to the Borrower marked “cancelled”.

SECTION 2.04.  Maturity of the Advances.

The principal amount of, and the accrued and unpaid Yield on each outstanding Advance shall be due and payable by the Borrower on the Maturity Date for such Advance.

SECTION 2.05.  Prepayment of the Advances.

(a)                                  The Borrower shall have the right at any time and from time to time, upon prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing) received by the Administrative Agent (x) not less than one (1) Business Day prior to any such prepayment in an amount less than $50,000,000 and (y) not less than two (2) Business Days prior to any such prepayment in an amount equal to or greater than $50,000,000, in each case, specifying the date and amount of such prepayment, to prepay (without any premium or penalty, except for any Liquidation Fee or amount payable under Section 2.08) all or a portion of the outstanding Advances, together with unpaid Yield thereon, on a Business Day; provided, that any such prepayment, if a partial prepayment, shall be at least $500,000.

(b)                                 If on any Determination Date the Borrower is not in full compliance with the Borrowing Base Test, the Borrower shall on such Determination Date (I) notify the Administrative Agent of such failure to comply, and (II) on the Business Day next succeeding such Determination Date (each such date, a “Compliance Certification Date”) prepay Advances (together with Yield thereon) in an amount necessary to cause the Borrower to be in full compliance with the Borrowing Base Test on such Compliance Certification Date; provided, however, that to the extent the Borrower does not have sufficient available funds to fully cure such compliance shortfall on such Compliance Certification Date, then the Borrower shall (i) on such Compliance Certification Date prepay outstanding Advances in the amount of its available funds; (ii) no later than the close of business on the tenth (10th) Business Day following such Determination Date either (A) acquire and pledge to the Administrative Agent under this Agreement and the Control Agreement additional Borrowing Base Eligible Assets having an Adjusted Asset Value at least sufficient to cause the Borrowing Base to be at least equal to the product of (x) 1.05, and (y) Credits Outstanding, as determined on such Compliance Certification Date, or (B) prepay Advances in a principal amount (and pay the Yield thereon) at least sufficient to cause the Borrowing Base to be at least equal to the product of (x) 1.05 and (y) Credits Outstanding, as determined on such Compliance Certification Date; and (iii) no later than the close of business on such Compliance Certification Date, deliver to the Administrative Agent a certificate, signed by an Responsible Officer of the Borrower, that (1) certifies the amount of the compliance shortfall, (2) specifies whether the Borrower shall either (x) prepay the Advances in accordance with clause (B) above, or (y) acquire additional Borrowing Base Eligible Assets in accordance with clause (A) above and specifies the identity and Adjusted Asset Value of the Borrowing Base Eligible Assets for which the Borrower has entered into corrective trades in order to satisfy the requirements of clause (A) of this Section 2.05(b), and

(3) certifies that the requirements of this Section 2.05(b) shall be satisfied on or prior to the tenth (10th) Business Day following such Determination Date.

(c)                                  The amount of each prepayment under this Section 2.05 shall be applied ratably to the Advances of the Conduit Lender and an Alternate Lender in the order in which such Advances were made by the Conduit Lender or an Alternate Lender; provided, however, that the amount of such prepayment shall be applied first to any outstanding Advances of the Conduit Lender or any Alternate Lender in respect of which Yield is computed by reference to the Base Rate, second to any outstanding Advances of the Conduit Lender or any Alternate Lender in respect of which Yield is computed by reference to the Eurodollar Rate, and third to any outstanding Advances of the Conduit Lender or any Alternate Lender in respect of which Yield is computed by reference to the CP Rate.

SECTION 2.06.  Yield.

The Borrower hereby agrees to pay the Yield computed with reference to the principal amount of each Advance outstanding from time to time.  Yield accruing in respect of any Advance for any Settlement Period shall be due and payable on the Settlement Date immediately succeeding such Settlement Period and as required by Section 2.05.  The Administrative Agent shall provide the Borrower with an invoice with respect to each Settlement Date on the second Business Day preceding such Settlement Date setting forth (i) amounts due on such Settlement Date in respect of Yield and fees hereunder and (ii) the rates of interest used in determining such Yield; provided, however, that neither the failure of the Administrative Agent to deliver any such invoice nor any error therein shall in any manner affect the obligation of the Borrower to repay the Borrower Obligations in accordance with their terms.  It is the intention of the parties hereto that the Yield on the Advances shall not exceed the maximum rate permissible under applicable law.  Accordingly, anything herein or in any Advance Note to the contrary notwithstanding, in the event any Yield is charged to, collected from or received from or on behalf of the Borrower by the Lenders or the Alternate Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under the Transaction Documents (other than in respect of principal and Yield on Advances), then to the reduction of the outstanding principal balance of the Advances then due and then any excess amount to be returned to the Borrower.

SECTION 2.07.  Increased Costs.

(a)                                  If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements reflected in the Eurodollar Rate Reserve Percentage) after the date hereof in or in the interpretation of any Applicable Law or (ii) the compliance with any guideline or request from any central bank or other Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to the Borrower, then the Borrower from time to time shall, as promptly as practicable upon written demand by such Affected Person pay to the Administrative Agent for the account of such Affected Person additional amounts sufficient to compensate such Affected Person for such increased cost; provided, however, that no additional amounts shall be required under this

Section 2.07 with respect to income or profits taxes (or franchise taxes imposed in lieu thereof).  In determining such amount, such Affected Person may in good faith use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Affected Person in determining amounts of this type with respect to other borrowers.  Each such Affected Person shall, together with its written demand therefor, deliver to the Borrower and the Administrative Agent a certificate setting forth in reasonable detail the amount of such increased cost and the basis for the calculation of such amount, which certificate shall be conclusive and binding for all purposes, absent manifest error.  Notwithstanding anything to the contrary contained in this Agreement, in no event shall this Section 2.07(a) apply to Taxes or Other Taxes, which shall be governed exclusively by Section 9.03.

(b)                                 If an Affected Person determines that compliance with any Applicable Law enacted after the Closing Date or any directive or guideline issued after the Closing Date by or request from any central bank or other Authority charged with the interpretation or administration thereof (whether or not having the force of law), in either case, (A) affects the amount of capital required or expected to be maintained by such Affected Person and that the amount of such capital is increased by or based upon the existence of such Affected Person’s commitment under the Transaction Documents or upon such Affected Person’s making, funding or maintaining Advances, (B) increases the cost of making or maintaining such commitment under the Transaction Documents or making, funding or maintaining such Advances to any Affected Person or (C) reduces the return of an Affected Person in connection with the Transaction Documents, then, as promptly as practicable upon written demand of such Affected Person (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in light of the circumstances.  Each such Affected Person shall, together with its written demand therefore, deliver to the Borrower and the Administrative Agent a certificate setting forth in reasonable detail such amounts and the basis for the calculation of such amounts, which certificate shall be conclusive and binding for all purposes, absent manifest error.

(c)                                  Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to any Affected Person pursuant to Sections 2.07(a), 2.07(b) or 9.03, such Affected Person will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Affected Person) to designate a different lending office; provided, however, that such designation is made on such terms that such Affected Person and its lending office suffer no significant economic, legal or regulatory disadvantage, with the object of avoiding future consequence of the event giving rise to the operation of any such Section.  If such additional amounts are not eliminated by any such designation and such Affected Person does not waive payment of such additional amounts anytime there shall be two or more Alternate Lenders, the Administrative Agent, may at its sole discretion within sixty (60) days, recommend a replacement Affected Person not so affected.  If after the sixty (60) day period described in the preceding sentence a replacement for such Affected Person has not been procured, the Borrower may propose a replacement for such Affected Person and, upon approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed), such Affected Person shall assign its interests under the applicable Transaction Documents to such replacement entity.  The parties hereby agree that unless and until the Affected Person to be replaced (i) is paid in full for all amounts due and owing to it hereunder and under any other

Transaction Document, and (ii) enters into assignment documents with the replacement entity which are reasonably satisfactory to such Affected Person, it shall have no obligation to assign any of its rights and interests hereunder.  Each such Affected Person agrees to take all actions necessary to permit a replacement entity to succeed to its rights and obligations hereunder and under the other Transaction Documents.  The Borrower agrees to pay all reasonable expenses incurred by any Affected Person in utilizing another lending office of such Affected Person or in assigning its interest pursuant to this Section 2.07(c).  Nothing in this Section 2.07(c) shall affect or postpone any of the obligations of the Borrower or the rights of any Secured Party.

(d)                                 Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 2.07 shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate an Affected Person pursuant to this Section 2.07 for any increased costs or reductions incurred more than 180 days prior to the date that such Affected Person notifies the Borrower of the event giving rise to such costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided, that if any change giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.08.  Compensation.

Without duplication of any amount due by the Borrower in respect of any Liquidation Fee, the Borrower shall compensate each Affected Person, upon its written request (which request shall set forth in reasonable detail the basis for requesting such amounts and the details showing the basis of the calculation of such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed by it to make or carry its Eurodollar Rate Advances and any loss sustained by such Affected Person in connection with the re-employment of such funds), which such Affected Person may sustain:  (i) if for any reason (other than a default by such Affected Person) a borrowing of any Eurodollar Rate Advance by the Borrower does not occur on a date specified therefor in the Notice of Borrowing, (ii) if any prepayment of any of the Borrower’s Eurodollar Rate Advances occurs on a date which is not the last day of a Settlement Period applicable thereto, (iii) if any prepayment of any of the Borrower’s Eurodollar Rate Advances is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower to repay its Eurodollar Rate Advances when required by the terms of this Agreement.

SECTION 2.09.  Additional Yield on Eurodollar Rate Advances.

So long as any Affected Person shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, the Borrower shall pay as promptly as practicable following written demand therefor to such Affected Person Eurodollar Additional Yield on the principal amount of each outstanding Eurodollar Rate Advance on each date on which Yield is payable on such Advance.  Such Eurodollar Additional Yield shall be determined on a reasonable basis by such Affected Person and notified to the Borrower through the Administrative Agent within thirty (30) days after any payment is made with respect to which such additional Yield is requested.  Each such Affected Person shall, together with the written demand therefor, deliver to the Borrower and the Administrative Agent a certificate setting forth in reasonable detail the amount of such Eurodollar Additional Yield and the basis for the calculation of such amount, which certificate shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.10.  Termination or Reduction of the Commitment.

(a)                                  The Borrower may at any time, upon thirty (30) days prior written notice to the Administrative Agent terminate in whole or reduce in part the unused portion of the Commitment; provided, that each such partial reduction of the Commitment shall be in an amount equal to at least $5,000,000 or an integral multiple of $500,000.  Any reduction of the Commitment shall reduce ratably (or terminate) the Alternate Lender Commitment of each Alternate Lender.

(b)                                 The Total Commitment shall automatically terminate in whole on the date sixty (60) days following delivery of a notice of termination by the Agent after the occurrence and during the continuance of a Termination Event.

SECTION 2.11.  Reserved.

SECTION 2.12.  Fees Payable by Borrower.

The Borrower agrees to pay to the Administrative Agent for the benefit of the applicable Secured Parties such fees as are set forth in the Fee Letter.

SECTION 2.13.  Default Interest.

The Borrower hereby promises to pay interest on the unpaid principal amount of each Advance and any other amount payable by the Borrower hereunder, in each case, which shall not be paid in full when due, for the period commencing on the due date thereof until but not including the date the same is paid in full at the Default Rate.  Interest payable at the Default Rate shall be payable on the Administrative Agent’s demand.

SECTION 2.14.  Payments.

(a)                                  All amounts owing and payable by the Borrower to any Secured Party, any Affected Person or any Indemnified Party under this Agreement, including the principal amount of outstanding Advances, Yield, fees, indemnities, expenses or other amounts payable by the Borrower to any Secured Party, any Affected Person or any Indemnified Party under the Transaction Documents, shall be paid in Dollars, in immediately available funds on or prior to 12:00 p.m. (New York City time) on the date due without counterclaim, setoff, deduction, defense, abatement, suspension or deferment.  Subject to Section 2.14(d) and Section 7.03 all payments in respect of the Borrower Obligations, payable by or on behalf of the Borrower to the Lenders, any Affected Person, any Indemnified Party and the Administrative Agent shall be paid to the Administrative Agent’s Account.  Any payment paid after 12:00 p.m. (New York City time) on any day shall be deemed to have been made on the next Business Day for all purposes of this Agreement.

(b)                                 All per annum computations of interest at the Default Rate and all per annum computations of Yield, fees and other amounts hereunder and under the Fee Letter shall be made on the basis of a year of 365/366 days (in the case of Yield based on the Base Rate) and 360 days (in the case of all other interest, fees and other amounts hereunder), in each case for the actual number of days elapsed.  Whenever any payment or deposit to be made hereunder and under the Fee Letter shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

(c)                                  Subject to Sections 2.14(d) and 7.03(a), upon the Administrative Agent’s receipt of funds deposited into the Administrative Agent’s Account, the Administrative Agent shall distribute such funds, first to the Lenders on a pro rata basis in accordance with such amounts owed to each Lender in payment of all accrued and unpaid Yield owing to such Lenders, second to such Lenders and itself as Administrative Agent on a pro rata basis in accordance with such amounts owed to each such Person in payment of any other fees or other amounts owed by the Borrower to the Lenders and the Administrative Agent under this Agreement and the other Transaction Documents (other than in respect of the principal amount of the Advances), and third to the payment of the principal amount of the Advances owing to such Lenders on a pro rata basis in accordance with such amounts owed to each such Lender.

(d)                                 During the continuance of an Event of Default all payments in respect of the Borrower Obligations, payable by or on behalf of the Borrower, including all Proceeds resulting from the sale or disposition of the Pledged Collateral shall be remitted to the Administrative Agent’s Account and applied in accordance with Section 7.03(a).

SECTION 2.15.  Ratable Payments.

If any Lender (other than the Conduit Lender), whether by set-off, bankers’ lien, counterclaim or otherwise, has payment made to it with respect to any Borrower Obligations owing to it in a greater proportion than that received by any other Lender entitled to receive a ratable share of such payments, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the unpaid Borrower Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such unpaid Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 2.16.  Borrower’s Obligations Absolute.

The Borrower’s obligations to each Secured Party, each Affected Person and each Indemnified Party under this Agreement and under the other Transaction Documents to which it is a party shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower, the Adviser or any other Person may have or have had against any Secured Party or any other Person.

ARTICLE III
CONDITIONS PRECEDENT

SECTION 3.01.  Conditions Precedent to the Effectiveness of this Agreement.

The effectiveness of this Agreement and the Conduit Lender’s and the Alternate Lenders’ obligations hereunder shall be subject to the conditions precedent that the Administrative Agent shall have received (or waived receipt thereof) on or before the initial Borrowing Date the following, each (unless otherwise indicated) in form and substance reasonably satisfactory to the  Administrative Agent in sufficient copies for the Conduit Lender and the Alternate Lenders:

(a)                                  each of the Transaction Documents duly executed and delivered by the parties thereto, each of which shall be in full force and effect on the Closing Date;

(b)                                 the Prospectus as in effect on the Closing Date;

(c)                                  the signed opinions of counsel to the Borrower and the Adviser addressed to the Administrative Agent, the Conduit Lender and each Alternate Lender as to such matters as the Administrative Agent shall have reasonably requested;

(d)                                 if requested by the Conduit Lender or any Alternate Lender pursuant to Section 2.03 on or prior to the Closing Date, an Advance Note duly executed and completed by the Borrower to the Conduit Lender or such Alternate Lender, as applicable;

(e)                                  copies of all Governmental Authorizations, material Private Authorizations and Governmental Filings, if any, which may be required in connection with the transactions contemplated by the Transaction Documents;

(f)                                    a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Adviser certifying (i) as to its declaration of trust, by-laws or other organizational documents, as applicable, (ii) as to the resolutions of its Board of Directors or Board of Trustees, as applicable, approving this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Transaction Documents to which it is a party are true and correct in all material respects, and (iv) the incumbency and specimen signature of each of its officers authorized to execute the Transaction Documents to which it is a party.

(g)                                 copies of proper financing statements naming the Borrower as debtor and the Administrative Agent as secured party to be filed under the UCC in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Administrative Agent’s interests in the Pledged Collateral contemplated by this Agreement;

(h)                                 copies of proper termination financing statements, if any, necessary to release all Adverse Claims of any Person in the Assets of the Borrower previously granted by the Borrower;

(i)                                     completed requests for information, dated on or before the initial Borrowing Date, listing all effective financing statements filed in the jurisdictions referred to in subsection (g) above that name the Borrower (under its present name and any previous name) as debtor, together with copies of such other financing statements;

(j)                                     pro forma Investor Report, which shall evidence compliance with the Borrowing Base Test, the Asset Coverage Test and certain other terms of the Transaction Documents (other than the Loan Documents) after giving effect to the initial borrowing of Advances under this Agreement;

(k)                                  the fees to be received by it on or prior to the Closing Date under this Agreement and the Fee Letter; and

(l)                                     such other instruments, certificates and documents from the Borrower as the Administrative Agent shall have reasonably requested, all in form and substance satisfactory to the Administrative Agent.

SECTION 3.02.  Conditions Precedent to All Advances.

The obligation of the Conduit Lender and the Alternate Lenders to make any Advance (including the initial Advances) on any Borrowing Date shall be subject to the fulfillment of the following conditions:

(a)                                  each of the representations and warranties of the Borrower and the Custodian contained in this Agreement, the Control Agreement, and the other Transaction Documents and each of the representations and warranties of the Adviser contained in the Letter Agreement shall be true and correct as of such date and shall continue to be true immediately after giving effect to such Advance (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b)                                 no Default or Event of Default shall have occurred and be continuing or shall result from the making of such Advance;

(c)                                  immediately after giving effect to such Advance the Borrower shall be in full compliance with each of the Borrowing Base Test and the Asset Coverage Test;

(d)                                 immediately after the making of any such Advance, the aggregate outstanding principal amount of all Advances shall not exceed the Commitment; and

(e)                                  the Administrative Agent shall have received an Investor Report.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrower.

The Borrower represents and warrants to each of the Secured Parties on and as of the Closing Date, each Borrowing Date and each Weekly Determination Date (except solely in respect of clause (l) below, each date such information is provided), as follows:

(a)                                  Due Organization.  The Borrower is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full power and authority to own and operate its Assets, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, except where the failure to hold such power and authority could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Due Qualification and Good Standing.  The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party, requires such qualification, except where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability.  The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under the Transaction Documents to which it is a party are within its trust powers and have been duly authorized by all requisite action by the Borrower and have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)                                 Noncontravention.  Neither the execution and delivery by the Borrower of this Agreement, the other Transaction Documents to which it is a party nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by it, will (i) conflict with, or result in a breach or violation of, or constitute a default under its declaration of trust or other organizational documents, (ii) conflict with or contravene (A) any Applicable Law the contravention of which could reasonably be expected to have a Material Adverse Effect, (B) any contractual restriction binding on or affecting the Borrower or any of its Assets the contravention of which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in any material liability to a Secured Party, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its Assets, except to the extent non-compliance therewith could not reasonably be expected to have a Material Adverse Effect, or (iii) result in any Adverse Claim upon any Asset of the Borrower.

(e)                                  Governmental Authorizations; Private Authorizations; Governmental Filings.  The Borrower has obtained all Governmental Authorizations and Private Authorizations, and made all Governmental Filings, necessary to be obtained or made by the Borrower for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement, the other Transaction Documents to which it is a party and the agreements, certificates and instruments contemplated hereby or thereby, except (i) UCC financing statements or other documents that may be necessary to be filed to perfect the security interest in favor of the Administrative Agent granted pursuant to this Agreement and (ii) in the case of Private Authorizations, where the failure to obtain such Private Authorizations could not reasonably be expected to have a Material Adverse Effect.

(f)                                    Security Interest.  All Borrowing Base Eligible Assets of the Borrower (other than Loan Assets) are held in or credited to the Collateral Account and all Eligible Loan Assets are held by the Custodian for the benefit of the Secured Parties pursuant to the Control Agreement.  This Agreement and the Control Agreement and the actions required to be taken pursuant to the terms hereof and thereof are, and at all times shall be, effective to create and perfect in favor of the Administrative Agent for the benefit of the Secured Parties a first priority perfected security interest in the Pledged Collateral (subject to the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) free and clear of all Adverse Claims.

(g)                                 Borrowing Base Eligible Assets, Adverse Claims, Etc.  The Borrower owns each Borrowing Base Eligible Asset free and clear of Adverse Claims and as of the initial Borrowing Date and at all times thereafter, the Administrative Agent has a first priority perfected security interest in the Pledged Collateral (subject to the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) free and clear of all Adverse Claims.

(h)                                 No Financing Statement.  No effective financing statements or other instruments similar in effect covering any Asset of the Borrower are on file in any recording office, except those filed in favor of the Administrative Agent pursuant to this Agreement.

(i)                                     Principal Office; Trustees; Organization.  The Borrower’s principal place of business and chief executive office is at the addresses referred to in Section 5.01(d), the Borrower’s jurisdiction of organization is the Commonwealth of Massachusetts and during the prior five (5) year period the Borrower has not transacted any business under any name other than “Morgan Stanley Prime Income Trust”. The State of the principal residence of each Trustee is accurately set forth on Schedule III, as the same may be amended from time to time by notice to the Agent pursuant to Section 5.01(d).

(j)                                     Pending Litigation or Other Proceeding.  There are no pending or, to the best of the Borrower’s knowledge, threatened investigations, litigation, suits or proceedings involving the Borrower which could reasonably be expected to have a Material Adverse Effect.

(k)                                  Investment Company Act, Etc.  The Borrower is and will continue to be registered as a closed-end management investment company as such term is used in the Investment Company Act and is in compliance in all material respect with the Investment

Company Act and the Investment Policies and Restrictions (other than with respect to Section 18 of the Investment Company Act, which compliance shall be without qualification).

(l)                                     Information and Reports.  The Prospectus, each Investor Report, each Notice of Borrowing and all other written information, written reports, certificates and written statements provided by or on behalf of the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Transaction Documents to which the Borrower is a party or the transactions contemplated hereby or thereby to be performed by the Borrower is, and all such information hereafter provided by or on behalf of the Borrower to any Secured Party is and will be (except for projections and forward looking statements (other than any pro forma Investor Report)) true and accurate in all material respects as of the date to which such confirmation speaks and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect at the time and under the circumstances in which they were made when considered in their entirety.

(m)                               Applicable Law.  The Borrower is in full compliance with all Applicable Law, including the Securities Act and the Investment Company Act, including the rules and regulations promulgated thereunder, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect (other than with respect to Section 18 of the Investment Company Act, which compliance shall be without qualification).

(n)                                 ERISA.  The Borrower is not now, and has not during the past five (5) years been, a member of an ERISA Group and does not have, and has not during the past five (5) years had, any liability or obligation with respect to any Plan, Multiemployer Plan or Benefit Arrangement; provided, however, that the Borrower may incur liabilities or obligations under a plan or arrangement substantially in the form of the Form of [                    ] or the Form of [                      ], each attached hereto as Schedule II(3).

(o)                                 No Default or Event of Default.  No Default or Event of Default has occurred and is continuing and on each Borrowing Date and immediately after the making of each Advance each of the conditions precedent to the making of Advances set forth in Section 3.02 have been fully satisfied.

(p)                                 Borrowing Base Test; Asset Coverage Test, Etc.  The Borrowing Base Test and the Asset Coverage Test are fully satisfied and will be fully satisfied and immediately after the making of each Advance; provided, that if on any date this representation is made (other than a Borrowing Date) the Borrower is in full compliance with the requirements set forth in Section 2.05(b), the Borrower shall be deemed to be in compliance with this clause (p) to the extent it relates to the Borrowing Base Test as of such date.

(q)                                 Internal Revenue Code.  The Borrower is qualified, and intends to continue to qualify, as a “regulated investment company” within the meaning of the Code, and as

(3) Morgan Stanley to provide.

such its income, to the extent distributed, is not and will not be subject to tax, other than any unpaid excise tax not yet due and payable, at the trust level under the Code.

(r)                                    Taxes.  The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all material taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP.

(s)                                  Financial Condition.  The statement of assets and liabilities of the Borrower as at September 30, 2007, certified by Deloitte & Touche LLP certified public accountants, and each financial statement delivered by the Borrower to the Administrative Agent in accordance with Section 5.01(e)(i) or (ii) (subject, in the case of Section 5.01(e)(ii), to normal year-end adjustments) fairly presents in all material respects in conformity with GAAP the financial position of the Borrower at such date and since September 30, 2007 there has been no material adverse change in the business, financial condition or results of operations of the Borrower.

(t)                                    Regulations U and X.  Neither the making of any Advance nor the use of proceeds thereof will violate the provisions of Regulation U or Regulation X.

ARTICLE V
COVENANTS

SECTION 5.01.  Affirmative Covenants of the Borrower.

The Borrower covenants and agrees that it shall from the date hereof until the Program Termination Date:

(a)                                  Compliance with Agreements, Laws, Etc.  (i) Duly observe, comply with and conform to all requirements of Applicable Law relative to the conduct of its business or to its Assets, including the Investment Company Act, (ii) preserve and keep in full force and effect the legal existence of the Borrower and the rights, privileges, qualifications and franchises of the Borrower, (iii) comply in all material respects with the terms and conditions of each Transaction Document to which it is a party, and (iv) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by the Borrower under this Agreement and the other Transaction Documents to which it is a party, except with respect to clauses (i) through (iv) above (other than with respect to Section 18 of the Investment Company Act, which compliance shall be without qualification) where the failure to so observe, comply, preserve, keep, obtain, maintain and conform could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Taxes.  Cause to be computed, paid and discharged when due all material taxes, assessments and other governmental charges or levies imposed upon it, or upon any income or Assets of the Borrower, prior to the day on which penalties are attached thereto, unless and to the extent that the same shall be contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of the Borrower in accordance with GAAP.

(c)                                  Further Assurances.  Promptly, at its expense, execute and deliver such further instruments and take such further action as is necessary in order to (i) establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Secured Parties including all such actions which are necessary or reasonably advisable to maintain and protect the Secured Parties’ first priority perfected (subject to the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) security interest in the Pledged Collateral free and clear of Adverse Claims, and (ii) enable the Secured Parties to enforce their rights and remedies under the Transaction Documents to which the Borrower is a party, including to do all things necessary at the reasonable request of the Administrative Agent during the continuance of an Event of Default to have each Loan Asset which constitutes Pledged Collateral and the related Loan Documents assigned to the Administrative Agent or its designee.  Further, without limiting the obligations of the Borrower set forth above, the Borrower hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the Administrative Agent may determine, in its reasonable discretion, are necessary to perfect the security interest granted to the Administrative Agent in connection herewith.  Such financing statements may describe the collateral in the same manner as described herein or in the Control Agreement or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its reasonable discretion, is necessary to ensure the perfection of the security interest in the collateral granted to the Administrative Agent in connection herewith, including describing such property as “all assets of the debtor whether now owned or hereafter acquired” or “all personal property of the debtor whether now owned or hereafter acquired”.

(d)                                 Continued Existence.  Keep the Commonwealth of Massachusetts as its jurisdiction of organization and keep its principal place of business and chief executive office at 522 Fifth Avenue, New York, NY 10036 or, upon thirty (30) days’ prior written notice to the Administrative Agent, in any other jurisdiction of organization or at any other locations in jurisdictions where all actions to protect and perfect the Administrative Agent’s first priority perfected (subject to the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) security interest in the Pledged Collateral have been taken and completed; and provide not less than thirty (30) days’ prior notice of, and an amended Schedule III reflecting, (i) any change in the State of the principal residence of any Trustee or (ii) the election, appointment or qualification of any Person as a Trustee pursuant to the Declaration of Trust after the Closing Date and the State of the principal residence of such Person.

(e)                                  Financial Statement; Accountants’ Reports; Other Information.  Provide to the Administrative Agent (with enough additional copies for the Conduit Lender and each Alternate Lender):

(i)                                     as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, and statements of operations and of changes in net assets of the Borrower for such fiscal year, and the Borrower’s portfolio of investments as of the end of such fiscal year, with an audit report thereon issued by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing, together with the comparable report for the prior fiscal year;

(ii)                                  as soon as available and in any event within seventy-five (75) days after the end of each first semi-annual fiscal period of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such period, a statement of operations and of changes in net assets of the Borrower for such period, and the portfolio of investments as of the end of such period, all in reasonable detail and stating in comparative form the respective figures for the comparable period in the preceding year, prepared in accordance with GAAP, consistently applied and all certified (subject to normal year-end adjustment) as to fairness of presentation in all material respects by a Responsible Officer of the Borrower;

(iii)                               as soon as available, and in any event within sixty (60) days after the end of the first and third fiscal quarters of the Borrower’s fiscal years, a list setting forth each of the senior loan assets held by the Borrower and the Value thereof, in each case, as of the last day of such quarter;

(iv)                              simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a statement of a Responsible Officer to the effect that nothing has come to the attention of such Responsible Officer to cause him/her to believe that any Default or Event of Default existed on the date of such statements;

(v)                                 as soon as possible, and in any event within three (3) Business Days after the Borrower’s actual knowledge of the occurrence of any Termination Event, Default or Event of Default, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and, in the case of a Default or Event of Default, the action which the Borrower is taking or proposes to take with respect thereto;

(vi)                              as soon as possible, and in any event within two (2) Business Days, after the Borrower has actual knowledge of any failure by the Custodian to perform or observe any term, covenant or agreement on its part to be performed under the Custodial Agreement or the Control Agreement which failure gives rise to a reasonable possibility of a Material Adverse Effect, written notice thereof executed by a Responsible Officer of the Borrower;

(vii)                           promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(viii)                        promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form N-2 or its equivalent) and unless duplicative of any deliveries to be made under clauses (i) or (ii) above, annual and semi-annual reports which the Borrower shall have filed with the SEC;

(ix)                                so long as any Advance or Borrower Obligation shall be outstanding, within one (1) Business Day after the written request (which request shall not be made more than weekly) of the Administrative Agent, a report in substantially the form of the Investor Report in respect of the Assets of the Borrower as of the determination date designated in such Administrative Agent’s request, together with a certificate of a Responsible Officer of the Borrower in substantially the form of Annex A to the Investor Report;

(x)                                   on or before the day which is two (2) Business Days prior to each Settlement Date (or during the continuance of a Termination Event, Default or Event of Default more frequently as the Administrative Agent shall reasonably request (which may be daily)), an Investor Report substantially in the form of Schedule I hereto, for the immediately preceding calendar month (or other relevant period if delivered on a daily or weekly basis), together with a certificate of a Responsible Officer of the Borrower in substantially the form of Annex A to the Investor Report;

(xi)                                promptly upon its receipt of and contemporaneously with its giving of any notice relating to the termination of the Custodial Agreement or the Control Agreement, copies of any such notice;

(xii)                             prior to the issuance by the Borrower of any preferred shares, notice of such issuance which notice shall include the offering materials to be used in connection with the issuance of such preferred shares;

(xiii)                          prompt notice of any amendment or modification to the Investment Policies and Restrictions which notice shall include, in reasonable detail, a description of any such change; and

(xiv)                         from time to time upon the reasonable request of the Administrative Agent, copies of a current report identifying the locations of any Pledged Collateral maintained by the Borrower or which is in the possession of or is maintained in securities accounts with an agent or sub-custodian of the Custodian which report shall specify the Pledged Collateral held by each agent or sub-custodian; and

(xv)                            from time to time such additional information regarding the financial condition or business of the Borrower as the Administrative Agent may reasonably request.

(f)                                    Maintenance of Insurance.  Maintain in force with financially sound and reputable insurers, policies with respect to its assets and property and business against such risks and in such amounts as are usually insured against in the same general area in the case of entities engaged in similar lines of business and as may be required by the Investment Company Act.

(g)                                 Maintenance of Business.  Remain at all times a closed-end management investment company for the purposes of the Investment Company Act and continue to engage in business of the same general type as now conducted by the Borrower, and will continue to be a Massachusetts business trust and will preserve, renew and keep in full force and effect its existence and all rights, privileges and franchises necessary or reasonably desirable in the normal conduct of business, except where the failure to hold such rights, privileges and franchises could not reasonably be expected to have a Material Adverse Effect, and will at all times remain registered under the Investment Company Act.

(h)                                 Audits.  Annually (or more frequently as the Administrative Agent, for itself and as agent for the Secured Parties may require after the occurrence of and during the continuance of a Default or an Event of Default) and at the sole cost and expense of the Borrower (i) cause an independent nationally recognized accounting firm reasonably satisfactory to the Administrative Agent, to enter the premises of the Borrower and any Person to whom the Borrower delegates all or any portion of its duties under any Transaction Document to which it is a party (including the Adviser) and examine and audit the books, records and accounts of the Borrower and such other Person relating to its business, financial condition, operations and the Borrower’s and such other Person’s performance under the Transaction Documents to which it is a party, (ii) permit such accounting firm to discuss the Borrower’s and such other Person’s affairs and finances with the officers, partners, employees and accountants of any of them, (iii) cause such accounting firm to provide to the Administrative Agent a certified report in respect of the foregoing, which shall be in form and scope reasonably satisfactory to the Administrative Agent, and (iv) authorize such accounting firm to discuss such affairs, finances and performance with representatives of the Administrative Agent and their designees (with a Responsible Officer of the Borrower being provided a reasonable opportunity to attend any such discussion); provided, that, such examination and audit of information provided to the Borrower in connection with any Loan Document (which, for the avoidance of doubt, does not include the Loan Documents relating to any Eligible Loan Asset) shall be subject to any prohibition set forth in written confidentiality agreements entered into by the Borrower with respect thereto provided, further that upon the occurrence of and during the continuance of a Default or the Event of Default the scope of such audit may be expanded upon the request of the Administrative Agent to explore the cause and nature of such Default or Event of Default or to confirm that any such event has been cured or rectified.

(i)                                     Access to Records.  Annually (or more frequently as the Administrative Agent, for itself and as agent for the Secured Parties may require after the occurrence of and during the continuance of a Default or an Event of Default) permit the Administrative Agent and the Alternate Lenders or any Person designated by the Administrative Agent and the Alternate Lenders to, upon reasonable advance notice and during normal hours, visit and inspect at reasonable intervals its and any Person to which it delegates any of its duties under the Transaction Documents to which it is a party (including the Adviser) books, records and accounts relating to its business, financial condition, operations, Assets and its performance under the Transaction Documents to which it is a party and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants; provided, that the Administrative Agent and each Alternate Lender shall use reasonable efforts to coordinate their inspections; provided, however, that if under the terms of any agreement with any Person which is not an Affiliate of the Adviser or the Borrower to whom the Adviser or the Borrower has delegated any of its duties under any Transaction Document, only the Borrower or the Adviser, as the case may be, is permitted to visit and inspect such Person’s books, records and accounts, it shall at the request of the Administrative Agent, exercise or cause the applicable Adviser or the Borrower, as the case may be, to exercise the rights specified in this Section 5.01(i) on behalf of such requesting parties; provided, further, that the Administrative Agent’s, each Alternate Lender’s and their respective designees’ right to review information provided to the Borrower in connection with any Loan Document (which, for the avoidance of doubt, does not include the Loan Documents relating to any Eligible Loan Asset) shall be subject to the prohibitions of any written confidentiality agreements entered into by the Borrower with respect thereto, provided, that the Borrower had used reasonable efforts to permit the Administrative Agent, the applicable Alternate Lenders or their respective designees to review such information by complying with any terms of such confidentiality agreement which would permit disclosure of confidential information to the third parties.

(j)                                     Investment Policies and Restrictions.  At all times be in compliance in all material respects with the Investment Policies and Restrictions and maintain necessary liquidity to meet its obligations to fund future advances or other extensions of credit under the Loan Documents relating to its Loan Assets.

(k)                                  Defense of Secured Parties’ Interest.  Defend each of the Secured Parties’ right and interest in, to and under the Pledged Collateral against all Adverse Claims of all Persons whomsoever.

(l)                                     Custody and Control.  (x) At all times cause all Borrowing Base Eligible Assets of the Borrower (including all investments, if any, evidencing the same and all Specified Loan Documents) to constitute Pledged Collateral and to be (i) custodied with the Custodian or a sub-custodian of the Custodian pursuant to the Custodial Agreement, and (ii) subject to the Custodian’s control and custody in accordance with the Custodial Agreement and the Control Agreement; provided, that if such Borrowing Base Eligible Asset or Pledged Collateral is a Loan Asset, concurrently with any request to register such Loan Asset in the name of the Borrower, the Borrower shall deliver instructions to all Selling Institutions, Transaction Agents and Obligors related to such Loan Asset requiring that any instrument evidencing such Loan Asset be delivered to the Custodian.  At all times cause all Borrowing Base Eligible Assets of the Borrower (other than Loan Assets) to be held or credited to the Collateral Account and cause all Eligible Loan Assets to be held by the Custodian for the benefit of the Secured Parties pursuant to the Control Agreement.  At all times cause (i) all Loan Documents which constitute loan notes, participation certificates and other “instruments” (as defined in the UCC) to be held at the offices of the Custodian in accordance with the Control Agreement, and (ii) all other Loan Documents to be held at the address of the Borrower set forth in Section 9.02 or, such other location in New York as the Borrower shall designate upon twenty (20) day’s prior written notice to the Administrative Agent and (y) provide to the Custodian a CUSIP, SEDOL or ISIN number with respect to each Borrowing Base Eligible Asset (other than Loan Assets and Cash and other than where no such identification number exists).

(m)                               Notice of Litigation or Other Proceedings.  Promptly give notice in writing to the Administrative Agent of all litigation, arbitration proceedings and regulatory proceedings affecting the Borrower or the Assets of the Borrower, except such litigation, arbitration proceedings and regulatory proceedings which could not reasonably be expected to have a Material Adverse Effect.

(n)                                 Maintenance of Books of Record and Account.  Keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with the requirements of the SEC or under the Investment Company Act.

(o)                                 Proceeds of Pledged Collateral.  Cause all Proceeds of the Pledged Collateral to be remitted to the Collateral Account if a Default or Event of Default shall be continuing or would occur as a result of the failure to so remit such Proceeds.

(p)                                 Use of Proceeds.  Use the net proceeds of any Advance made hereunder solely for the purpose designated in the Notice of Borrowing with respect to such Advance, which shall be either Short-term Purposes or Leverage Purposes.

(q)                                 Investment Adviser.  Except as consented to by the Administrative Agent and the Alternate Lenders (which consent shall not be unreasonably withheld or delayed), or as otherwise permitted by Section 6.01(n), at all times maintain the Adviser as the Borrower’s investment adviser.

SECTION 5.02.  Negative Covenants of the Borrower.

The Borrower covenants and agrees that from the date hereof until the Program Termination Date the Borrower shall not:

(a)                                  Impairment of Rights.  Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations under any Transaction Document to which the Borrower is a party the continuation of which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in any material liability to a Secured Party.

(b)                                 Reserved.

(c)                                  Creation of Debt.  Create, assume or suffer to exist any Debt or any Guarantee, except for Permitted Debt.

(d)                                 Mergers; Sale of Assets.  Adopt or carry out any plan of liquidation, partial liquidation, reorganization, incorporation, recapitalization, merger or consolidation nor sell, transfer or otherwise dispose of all or substantially all of its Assets (whether in one transaction or a series of transactions), without the prior written consent of the Administrative Agent and the Alternate Lenders (which consent shall not be unreasonably withheld or delayed).

(e)                                  Advances and Extensions of Credit.  Make any advance or other extension of credit to any Person except in the ordinary course of the Borrower’s business and as expressly contemplated by the Investment Policies and Restrictions.

(f)                                    Custodial Agreement.  Without the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Administrative Agent, permit or consent to any material amendment, modification or waiver of the Custodial Agreement, unless the Borrower has delivered to the Administrative Agent a copy thereof together with a certificate of a Responsible Officer of the Borrower certifying that such amendment, modification or waiver could not reasonably be expected to have a Material Adverse Effect.

(g)                                 Amendments to Organizational Documents.  Except in connection with the issuance of preferred stock otherwise permitted to be issued under this Agreement, amend, terminate, supplement or otherwise modify in any material respect its declaration of trust, by-laws or other organizational documents, unless the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying that to the actual knowledge of such Responsible Officer such amendment, modification or waiver could not reasonably be expected to have a Material Adverse Effect.

(h)                                 ERISA.  Become a member of an ERISA Group or incur any liability or obligation with respect to any Plan, Multiemployer Plan or any Benefit Arrangement; provided, however, that the Borrower may incur liabilities or obligations under a plan or arrangement substantially in the form of (i) the Form of [identification and name of plan to be identified] or (ii) the Form of [identification and name of plan to be identified] each attached on Schedule II hereto; provided, further, that the Borrower gives the Administrative Agent at least ten (10) days prior written notice of any such amendment to the forms of the plan or agreement that materially increases the Borrower’s liabilities under the plan or agreement.

(i)                                     Industry Classes.  Without the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Administrative Agent, make or permit any change in any Industry Class used to compute the Borrowing Base.

(j)                                     Liens.  Create, assume or suffer to exist any Adverse Claim on any Asset now owned or hereafter acquired by it (including the Pledged Collateral).

(k)                                  Senior Securities.  Issue any “senior securities”, as such term is defined and used in the Investment Company Act other than (i) Permitted Senior Securities and (ii) preferred shares with respect to which the Administrative Agent shall have received prior written notice as to such issuance and such issuance is not in contravention of the Investment Company Act, the Prospectus or the Investment Policies and Restrictions.

(l)                                     Margin Requirements.  Extend credit to others for the purpose of buying or carrying any “margin stock” in such a manner as to violate Regulation U or Regulation X or use the proceeds of any Advance to purchase or carry Margin Stock or, without limiting the foregoing, have more than twenty percent (20%) of its total Assets constitute Margin Stock.

(m)                               Restricted Payments.  Make any Restricted Payment (i) if any Event of Default shall be continuing or shall result therefrom, (ii) if immediately after giving effect to such payment the Borrower will not be in full compliance with the Borrowing Base Test and the Asset Coverage Test or (iii) at any time after the Termination Date.

(n)                                 Name Change.  Change its name (i) without giving the Administrative Agent at least ten (10) days prior written notice, and (ii) unless all actions necessary and reasonably appropriate to protect and perfect the Secured Parties’ first priority perfected security interest (subject to any Permitted Liens) in the Pledged Collateral have been taken and completed.

(o)                                 Custodian’s Overdraft Advances.  Permit the Aggregate Custodian’s Advance Amount to at any time exceed $50,000,000.

(p)                                 Notice of Exclusive Control; Pledged Collateral.  After the Borrower has received written notice of delivery by the Administrative Agent to the Custodian of a Notice of Exclusive Control, unless such Notice of Exclusive Control is revoked in writing by the Administrative Agent, give any instruction to the Custodian in respect of the Pledged Collateral without the prior written consent of the Administrative Agent.

(q)                                 Subsidiaries.  Establish any Subsidiaries without the prior written consent of the Administrative Agent.

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.01.  Events of Default.

If any of the following events shall occur and be continuing (each an “Event of Default”):

(a)                                  the Borrower shall fail to make or cause to be made in the manner and when due (i) except as expressly provided in Section 2.05(b), any payment of principal to be made or to be caused to be made by it under this Agreement and such failure shall continue for one (1) Business Day, or (ii) any payment of interest, fees or other deposit to be made or caused to be made by it under this Agreement or any of the other Transaction Documents to which it is a party and such failure shall continue for three (3) Business Days; or

(b)                                 the Borrower shall (i) fail to be in compliance with the Asset Coverage Test within one (1) Business Day after the Borrower obtains knowledge of such noncompliance, or (ii) fail to comply with Section 2.05(b), clauses (e)(vi), (g), (l) or (p) of Section 5.01, clauses (c) through (q) of Section 5.02 or Section 9.11; or

(c)                                  (i) the Borrower shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed under this Agreement or any other Transaction Document to which it is a party, or (ii) the Adviser shall fail to perform any of its obligations under the Letter Agreement, which could reasonably be expected to have an Adviser Material Adverse Effect, or (iii) the Custodian shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed under the Control Agreement, which could reasonably be expected to have a Material Adverse Effect, or (iv) the Custodian shall fail to perform or observe any term, covenant or agreement on its part to be performed under the Custodial Agreement, which in the case of this clause (iv), could reasonably be expected to have a Material Adverse Effect and such failure described in the cases of clauses (i) through (iv) shall continue unremedied for thirty (30) days after such Person has knowledge of such failure; or

(d)                                 any representation or warranty made or deemed made by the Borrower, the Adviser or the Custodian under or in connection with this Agreement, the Control Agreement, the Letter Agreement or any certificate or report delivered by or on behalf of the Borrower, the Adviser or the Custodian in connection therewith shall have been false or incorrect in any material respect on or as of the date made or deemed made or any material representation or warranty made or deemed made by the Borrower, the Adviser or the Custodian in any other

Transaction Document to which it is a party or any certificate or report delivered by or on behalf of the Borrower, the Adviser or the Custodian in connection therewith shall be false or incorrect in any material respect when made or deemed made or delivered; provided, however, that, with respect to the representation set forth in Section 4.01(l), such event (except to the extent relating to any Investor Report) shall not constitute an Event of Default under this clause (d) if (i) such breach has not resulted in a Material Adverse Effect, and (ii) the incorrect or incomplete information or report giving rise to such breach was promptly corrected by the Borrower; provided, further that (A) with respect to any breach of any representation or warranty made by the Custodian, such breach shall not constitute an Event of Default if (i) such breach would not reasonably be expected to have a Material Adverse Effect, and (ii) the event giving rise to such breach is cured within fifteen (15) days after its occurrence, and (B) with respect to any certificate or report provided by the Custodian which is false or incorrect in any material respect, such event shall not constitute an Event of Default under this clause (d) if (i) such event would not reasonably be expected to have a Material Adverse Effect, (ii) the incorrect or incomplete certificate or report giving rise to such event was promptly corrected, (iii) the Adviser shall have certified that all actions reasonably expected to be necessary to prevent future reoccurrences of such events or reports of the same general nature as the failure giving rise to such breach (the “Specified Reporting Breach”) have been taken, and (iv) no breach of the same general type as such Specified Reporting Breach shall have previously occurred; or

(e)                                  the Administrative Agent shall for any reason cease to have, for the benefit of the Secured Parties, a valid and perfected first priority security interest in the Pledged Collateral (subject to the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) free and clear of all Adverse Claims or the Custodian, as collateral agent and/or securities intermediary under the Control Agreement, shall not have custody and control, as contemplated by the Control Agreement, of the Pledged Collateral; or

(f)                                    the Borrower or the Custodian shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; the Adviser shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, except where such failure, admission or assignment could not reasonably be expected to have a Material Adverse Effect; or any proceeding shall be instituted by or against the Borrower, the Adviser or the Custodian seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, the Adviser or the Custodian shall take any corporate action to authorize any of the actions set forth above in this subsection; or

(g)                                 any provision of any Transaction Document shall cease to be a legal, valid and binding obligation of any of the parties purported to be bound thereby, enforceable in accordance with its respective terms or the Borrower, the Adviser or the Custodian shall so assert in writing; or

(h)                                 any judgment or order, or any series of judgments or orders, shall have been entered against the Borrower, provided that (i) such judgments or orders that have not been vacated, discharged, settled, paid or satisfied shall aggregate to $10,000,000 or more (to the extent not covered by a valid and binding policy of insurance in favor of the Borrower with respect to which the related insurer has been notified of a claim for payment of such amount and has not disputed such claim) at any one time outstanding (excluding any judgments or orders related to any payment to or application by the Borrower that is rescinded or must otherwise be returned or paid over as a result of any bankruptcy, insolvency or similar proceeding involving any other Person), and (ii) enforcement actions have been commenced with respect thereto and have not been dismissed or stayed or bonded pending appeal within sixty (60) days of such entry; or

(i)                                     either (1) BNYM shall at any time cease to serve as Custodian under the Custodial Agreement or the Control Agreement, unless a successor thereto reasonably satisfactory to the Administrative Agent shall have assumed the duties of Custodian thereunder and in accordance with the terms of the Transaction Documents, or (2) the Custodian or the Borrower shall have given notice of the termination of the Custodial Agreement or the Control Agreement; provided, however, that events specified in clause (2) above shall not constitute an Event of Default if prior to the tenth (10th) Business Day immediately preceding the effective date of such termination a successor custodian reasonably satisfactory to the Administrative Agent shall have been appointed as custodian under the Custodial Agreement and shall have assumed the obligations of the Custodian under the Custodial Agreement and the Control Agreement and the Administrative Agent shall have received such certificates and opinions as it shall have reasonably requested; or

(j)                                     (i) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower under any Emergency Credit Line or enables (or, with the giving of notice or lapse of time or both would enable) the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof or (ii) any event or condition shall occur which results in the acceleration of the maturity of any other Debt of the Borrower which Debt in the aggregate is at least $5,000,000 or enables (or, with the giving of notice or lapse of time or both would enable) the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof; or

(k)                                  any change in Applicable Law (including the Investment Company Act and the Securities Act) shall be enacted or promulgated after the date hereof which (i) would limit in any material respect the ability of the Administrative Agent, or any Secured Party to foreclose upon its interest in, or in the event of such foreclosure to dispose of, the Pledged Collateral or to be granted the security interest in Pledged Collateral as contemplated by this Agreement and the Control Agreement, or (ii) unless such changes have been consented to in writing by the Administrative Agent and the Alternate Lenders (which consent shall not be unreasonably withheld or delayed), would require any material change to the Investment Policies and Restrictions; or

(l)                                     the Adviser shall cease to be a wholly owned direct or indirect subsidiary of the Parent; or

(m)                               unless consented to in writing by the Administrative Agent (which consent shall not be unreasonably withheld or delayed), the Advisory Agreement in effect on the Closing Date or any replacement advisory agreement approved of in writing by the Administrative Agent shall be (i) amended, waived or otherwise modified in any material respect, or (ii) shall be terminated unless a replacement investment advisory agreement has been entered into with a successor investment adviser which is substantially similar in all material respects to the Advisory Agreement in effect prior to any such termination; or

(n)                                 Morgan Stanley Investment Advisors Inc., an Affiliate of Morgan Stanley Investment Advisors Inc. organized under the laws of the United States of America or another wholly-owned direct or indirect subsidiary of the Parent organized under the laws of any State of the United States of America (or another entity consented to in writing by the Administrative Agent and the Alternate Lenders (which consent shall not be unreasonably withheld or delayed) which has executed a letter agreement in favor of the Administrative Agent on behalf of the Secured Parties substantially identical in all material respects to the Letter Agreement), is not the current investment adviser for the Borrower; or

(o)                                 the Adviser shall (i) sell or otherwise dispose of all or substantially all of its assets or (ii) consolidate with or merge into any other Person unless it is the survivor, unless in each case the Administrative Agent has consented to the same in writing (which consent shall not be unreasonably withheld);

then, and in any such event, in addition to all rights and remedies specified in this Agreement, including Article VII, and the rights and remedies of a secured party under Applicable Law including the UCC, the Administrative Agent may, or upon the direction of the Majority Banks shall, by notice to the Borrower, declare the Termination Date to have occurred and declare the outstanding Advances to be due and payable (in which case the Termination Date and the Maturity Date for all outstanding Advances shall be deemed to have occurred); provided, that, upon the occurrence of any event with respect to the Borrower (without any requirement for the passage of time or the giving of notice, or both) described in subsection (f) of this Section 6.01, the Termination Date and the Maturity Date for all outstanding Advances shall be deemed to have automatically occurred.

ARTICLE VII
PLEDGE OF PLEDGED COLLATERAL;
RIGHTS OF THE ADMINISTRATIVE AGENT

SECTION 7.01.  Security Interests.

In consideration of the Lenders making and maintaining the Advances, and as collateral security for the prompt, complete and unconditional payment and performance of all of the Borrower Obligations, the Borrower hereby pledges (and in the case of all Pledged Collateral other than the Loan Assets), hypothecates, assigns, transfers, sets over and delivers to the Administrative Agent for the benefit of the Secured Parties and grants to the Administrative Agent for the benefit of the Secured Parties a continuing Lien upon and security interest in, all of the Borrower’s right, title and interest in, to and under all of the Borrower’s accounts, equipment, fixtures, inventory, investment property, payment intangibles, goods, chattel paper (both tangible and intangible), general intangibles, letter-of-credit rights, financial assets, supporting obligations, commercial tort claims, contract rights, instruments, promissory notes and documents, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto, and all other personal property of the Borrower, and all products and proceeds thereof, whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the “Pledged Collateral”), including each of the following assets and properties of the Borrower (whether or not classified as an “asset” on the balance sheet of the Borrower):

(i)                                     all of the Cash, Assets, investments and property from time to time credited to the Collateral Account, and all security entitlements with respect to the Collateral Account and all Loan Assets of the Borrower evidenced by, secured by, or governed by any Loan Document;

(ii)                                  the Collateral Account (together with all other accounts in which the distributions referred to in clause (iii) below are remitted);

(iii)                               all interest, dividends, stock dividends, stock splits, distributions and other money or property of any kind distributed in respect of the assets, investments, property and security entitlements described in clause (i) above, including the principal payments in respect of such Loan Assets;

(iv)                              all rights and remedies of the Borrower under the Loan Documents and the Custodial Agreement in respect of the assets, investments, property and security entitlements described in clause (i) above;

(v)                                 all security interests, liens, collateral, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments, property and security entitlements described in clause (i) above;

(vi)                              all accounts, contract rights, documents, instruments, securities, investment property, chattel paper, general intangibles (including payment intangibles), inventory, goods, equipment and all other property of every kind and nature, now owned or hereafter acquired in respect of the assets, investments, property and security entitlements described in clause (i) above;

(vii)                           all books, records and other information (including computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to the assets, investments, property and security entitlements described in clause (i) above; and

(viii)                        all Proceeds of any and all of the foregoing.

Terms not otherwise defined in this Section 7.01 shall have the meaning set forth in Article 8 or 9, as applicable, of the New York UCC.  Notwithstanding the foregoing provisions of this Section 7.01, the Pledged Collateral shall not include (X) Modified Margin Stock; (Y) any contract, property rights or agreement to which the Borrower is a party or any of its rights or interests thereunder if the grant of such security interest shall constitute or result in (I) the abandonment, invalidation or unenforceability of any right, title or interest of the Borrower therein or (II) a breach or termination pursuant to the terms of, or a default under, any contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other Applicable Law); or (Z) any property or assets to the extent that the Borrower is prohibited from granting a Lien upon any such property or assets by reason of Applicable Law to which the Grantor is subject (other than to the extent that such prohibition is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other Applicable Law).  In addition, the Administrative Agent and the Secured Parties acknowledge that the attachment of the Administrative Agent’s security interest in any commercial tort claim as original collateral is subject to the Borrower’s compliance with Section 5.01(c) of this Agreement.

SECTION 7.02.  Substitution of Collateral and Release of Security Interest.

(a)                                  Subject to Section 5.02(p), so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such sale, disposition or substitution and the Borrowing Base Test will be satisfied immediately following such sale, disposition or substitution, the Borrower may originate entitlement orders and instructions with respect to the Collateral Account and may sell or dispose of or substitute Pledged Collateral in accordance with the terms of this Agreement and the Control Agreement.  The Administrative Agent and the Secured Parties acknowledge and agree that upon the sale or disposition of any Asset which is Pledged Collateral by the Borrower in compliance with the terms and conditions of this Section 7.02(a), the security interest of the Secured Parties in such Asset shall immediately terminate.

(b)                                 On the Program Termination Date the Lien granted under this Agreement shall be automatically terminated and released and the Administrative Agent at the written request of the Borrower shall execute, deliver and file such instruments as the Borrower shall reasonably request in order to reassign, release or terminate its security interest in the Pledged Collateral.  Any and all actions under this Section 7.02(b) shall be without any recourse to, or representation or warranty by, the Administrative Agent or any Secured Party and shall be at the sole cost and expense of the Borrower.

SECTION 7.03.  Application of Proceeds.

(a)                                  After the occurrence and during the continuance of an Event of Default, all amounts remitted to the Administrative Agent’s Account in respect of the Borrower Obligations, including all Proceeds resulting from the sale or other disposition of the Pledged Collateral shall be applied by the Administrative Agent in the following order and priority:

First, to the payment of all amounts advanced or expended by the Administrative Agent and all costs and expenses incurred by the Administrative Agent in connection with the enforcement of the Secured Parties’ rights and remedies under the Transaction Documents;

Second, to the extent funds are remaining after the above application, to the Conduit Lender and the Alternate Lenders for the payment of all accrued and unpaid Yield on all outstanding Advances on a pro-rata basis according to the amount of accrued Yield owing to the Conduit Lender and the Alternate Lenders;

Third, to the extent funds are remaining after the above applications, to the Secured Parties for the payment of all fees payable under the Fee Letter on a pro rata basis according to the amount of such fees owing to each such Secured Party;

Fourth, to the extent funds are remaining after the above applications, to the Conduit Lender and the Alternate Lenders for the payment of the principal amount of each outstanding Advance on a pro-rata basis according to the amount of principal owing to the Conduit Lender and the Alternate Lenders;

Fifth, to the extent funds are remaining after the above applications, to the Secured Parties and any Affected Person for the payment of all Borrower Obligations owing pursuant to this Agreement and the other Transaction Documents on a pro rata basis according to the amounts owed to each such Person.

The Administrative Agent shall, once the Program Termination Date has occurred, remit the remaining excess Proceeds which it had received from the sale or disposition of the Pledged Collateral to the Borrower’s Account.

(b)                                 For purposes of determining the application to be made of such monies and other cash proceeds by the Administrative Agent to other Secured Parties pursuant to this Section 7.03, the Administrative Agent may rely exclusively upon a certificate or other statement of such Secured Party setting forth in reasonable detail the amount then owing to such Secured Party.  The Administrative Agent shall not be liable for any application of funds in accordance with any certificate or direction delivered pursuant to this Section 7.03; provided, however, that no application of funds in accordance with any certificate delivered pursuant to this Section 7.03 shall be deemed to restrict or limit the right of any party to contest with the purported obligee its respective liability in respect of the amount set forth in such certificate.

SECTION 7.04.  Rights and Remedies upon Event of Default.

(a)                                  The Administrative Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Solely upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or its designees may (i) deliver a Notice of Exclusive Control to the Custodian; (ii) instruct the Custodian to deliver any or all of the Pledged Collateral and any Loan Documents relating to the Pledged Collateral to the Administrative Agent or its designees and otherwise give all instructions and entitlement orders to the Custodian regarding the Pledged Collateral; (iii) sell or otherwise dispose of the Pledged Collateral, all without judicial process or proceedings; (iv) take control of the Proceeds of any such Pledged Collateral; (v) subject to the provisions of the applicable Loan Documents, exercise any consensual or voting rights in respect of the Pledged Collateral; (vi) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Pledged Collateral; (vii) enforce the Borrower’s rights and remedies under the Custodial Agreement with respect to the Pledged Collateral; (viii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Pledged Collateral; (ix) require that the Borrower and the Custodian promptly take action to liquidate the Pledged Collateral to pay amounts due and payable in respect of the Borrower Obligations; (x) remove from the Borrower’s, the Adviser’s, and their respective agents’ place of business all books, records and documents relating to the Pledged Collateral unless copies thereof shall have been provided to the Administrative Agent which copies of such books and records shall thereafter be deemed to be originals thereof; (xi) notify all Selling Institutions, Transaction Agents and Obligors related to the Loan Assets which constitute Pledged Collateral to make payments in respect thereof directly to the Administrative Agent’s Account; (xii) at the request of the Administrative Agent execute all documents and agreements which are necessary or appropriate to have the Pledged Collateral which constitutes Loan Assets to be assigned to the Administrative Agent or its designee; (xiii) endorse the name of the Borrower upon any items of payment relating to the Pledged Collateral or upon any proof of claim in bankruptcy against an account debtor; and/or (xiv) require the Borrower to terminate the purchase of any additional Assets, whereupon the Borrower agrees to cease purchasing Assets (other than, as set forth in the Control Agreement, with respect to any transaction which is in the process of being executed prior to the delivery of a Notice of Exclusive Control).  For purposes of taking the actions described in Subsections (i) through (xiv) of this Section 7.04(a) the Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of the Borrower Obligations remain unpaid), with power of substitution, in the name of the Administrative Agent or in the name of the Borrower or otherwise, for the use and benefit of the Administrative Agent, but at the cost and expense of the Borrower and with notice to the Borrower.

(b)                                 All sums paid or advanced by the Administrative Agent in connection with the foregoing and all reasonable out-of-pocket costs and expenses (including reasonable outside attorneys’ fees and expenses) incurred in connection therewith, together with interest thereon at the Default Rate from the date of payment until repaid in full, shall be paid by the Borrower to the Administrative Agent on demand and shall constitute and become a part of the Borrower Obligations secured hereby.

(c)                                  The Administrative Agent hereby covenants and agrees with the Borrower that the Administrative Agent will not deliver a Notice of Exclusive Control to the Custodian unless an Event of Default has occurred and is continuing.  The Administrative Agent agrees that if it has delivered a Notice of Exclusive Control to the Custodian and thereafter the Borrower has established to the reasonable satisfaction of the Administrative Agent that no Event of Default shall be continuing, it shall deliver to the Custodian a notice revoking such Notice of Exclusive Control.

SECTION 7.05.  Remedies Cumulative.

Each right, power, and remedy of the Administrative Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Administrative Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

SECTION 7.06.  Enforcement of Remedies under the Custodial Agreement and Loan Documents.

(a)                                  The Borrower agrees that it shall, (i) during the continuance of a Default or an Event of Default, upon the request of the Administrative Agent (and at the Borrower’s own expense) diligently enforce the rights and remedies under the Custodial Agreement and at law or equity against the Custodian for any material breach by the Custodian of any term, covenant or agreement thereunder relating to or affecting any Pledged Collateral, and (ii) diligently enforce its rights and remedies under the Loan Documents relating to the Pledged Collateral.  The Borrower, shall at all times enforce its rights and remedies under the Custodial Agreement and the Loan Documents with the same degree of care and diligence that it would exercise if this Agreement had not been entered into; provided, that, during the continuance of a Default or an Event of Default, the Borrower shall not, in enforcing such rights and remedies, settle any claim against the Custodian without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

(b)                                 The Borrower agrees that to the extent not prohibited by Applicable Law or the terms of the related Loan Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of the Administrative Agent promptly forward to the Administrative Agent all information and notices which it receives under or in connection with the Loan Documents relating to the Pledged Collateral, and (ii) act and refrain from acting, in respect of any request, act, decision or vote under the Loan Documents relating to the Pledged Collateral only in accordance with the direction of the Administrative Agent.

ARTICLE VIII
THE ADMINISTRATIVE AGENT

SECTION 8.01.  Authorization and Action.

Each of the Secured Parties hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Transaction Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Administrative Agent.  As to any matters not expressly provided for by this Agreement or the other Transaction Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the other Transaction Documents or Applicable Law.  Each Secured Party agrees that in any instance in which the Transaction Documents provide that the Administrative Agent’s consent may not be unreasonably withheld, provide for the exercise of the Administrative Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions to the Administrative Agent withhold its consent or exercise its discretion in an unreasonable manner.

SECTION 8.02.  Delegation of Duties.

The Administrative Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 8.03.  Administrative Agent’s Reliance, Etc.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, the Administrative Agent:  (i) may consult with legal counsel (including counsel for the Borrower or the Adviser) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Transaction Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Transaction Documents or any Loan Documents on the part of the Borrower, the Adviser, the Custodian or any other Person or to inspect the property (including the books and records) of the Borrower, the Adviser, the Custodian or any other Person; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents, any Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice, consent, certificate or other instrument or writing (which may be delivered by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 8.04.  Indemnification.

Each of the Alternate Lenders agrees to indemnify and hold the Administrative Agent harmless (to the extent not reimbursed by or on behalf of the Borrower) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided, that no Alternate Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, each of the Alternate Lenders agrees to reimburse the Administrative Agent promptly upon demand for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings or otherwise) or legal advice in respect of rights or responsibilities under this Agreement or the other Transaction Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  Each Alternate Lender shall be obligated to pay its  Proportionate Share of all amounts payable to the Administrative Agent under this Section 8.04.  As used in this Section 8.04, the term “Proportionate Share” in respect of any Alternate Lender means the fraction, expressed as a percentage, the numerator of which is the Alternate Lender Commitment of such Alternate Lender and the denominator of which is the Commitment.

SECTION 8.05.  Successor Administrative Agent.

The Administrative Agent may, upon thirty (30) days’ notice to the Borrower, the Conduit Lender and the Alternate Lenders, resign as Administrative Agent.  If the Administrative Agent shall resign, then the Majority Banks during such thirty (30) day period shall appoint from among the Alternate Lenders a successor administrative agent.  If for any reason a successor administrative agent is not so appointed and does not accept such appointment during such thirty (30) day period, the Administrative Agent may appoint a successor administrative agent.  Any resignation of the Administrative Agent shall be effective upon the appointment of a successor administrative agent pursuant to this Section 8.05 and the acceptance of such appointment by such successor.  After the effectiveness of any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article VIII and Section 9.04 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and under the other Transaction Documents.

ARTICLE IX
MISCELLANEOUS

SECTION 9.01.  No Waiver; Modifications in Writing.

No failure or delay on the part of any Secured Party in exercising any right, power or remedy hereunder or with respect to the Advances shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Secured Party, at law or in equity.  No amendment, modification, supplement, termination or waiver of this Agreement shall be effective unless the same shall be in writing and signed by each of the Borrower, the Conduit Lender and the Administrative Agent.  Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.  Notwithstanding the foregoing, in no event shall the Alternate Lender Commitment of any Alternate Lender be extended or increased without the written consent of such Alternate Lender.

SECTION 9.02.  Notices, Etc.

Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by facsimile transmission, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof.  Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to the
Conduit Lender:	RANGER FUNDING COMPANY LLC
c/o Banc of America Securities LLC
214 North Tryon Street
NC1-027-19-01
Charlotte, North Carolina 28255
Attention: Global Structured Finance
Telephone No. (704) 386-7922
Facsimile No. (704) 388-9169

If to BANA, as
Administrative Agent or
Alternate Lender:	Bank of America, N.A.
With Copies To:
For Portfolio Reports:
c/o Bank of America, N.A.
214 North Tryon Street
NC1-027-19-01
Charlotte, North Carolina 28255
Attention: Global Structured Finance

Telephone No. (704) 386-7922

Facsimile No. (704) 388-9169

Funding/Paydown/Revolving Period Notices:

c/o Bank of America, N.A.

214 North Tryon Street

NC1-027-19-01

Charlotte, North Carolina 28255

Attention: Conduit Treasury Management

Telephone No. (704) 386-8361

Facsimile No. (704) 388-0027

If to the Borrower:	Morgan Stanley Prime Income Trust
522 5th Avenue, 7th Floor
New York, NY 10036
Attention: Senior Loan Group
Telephone No. 800-869-6397
Facsimile No. 646-329-9957

SECTION 9.03.  Taxes.

(a)                                  Any and all payments owed to any Secured Party, Affected Person or Indemnified Party by the Borrower under this Agreement or any other Transaction Document (other than any Loan Document) to which it is a party shall be made, in accordance with this Agreement, (other than as required by Applicable Law) free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Secured Parties, (i) United States federal withholding taxes and (ii) income, profits and franchise taxes imposed on it by any taxing Authority in any jurisdiction which asserts jurisdiction to impose such taxes on the basis of contacts which the Secured Party in question maintains with such jurisdiction other than contacts arising solely out of the execution, delivery or performance of the Transaction Documents or the transactions contemplated thereby (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Transaction Document (other than any Loan Document) to which it is a party to any Secured Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

(b)                                 In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower to any Secured Party, any Affected Person or any Indemnified Party hereunder or under any other Transaction Document (other than any Loan Document) to which the Borrower is a party or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or under any other Transaction Document (other than any Loan Document) to which it is a party (hereinafter referred to as “Other Taxes”).

(c)                                  The Borrower will indemnify each of the Secured Parties for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.03) paid by any Secured Party in respect of the Borrower and any liability (including penalties, interest and expenses) (other than such as are the result of such Person’s action or failure to take action) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be made within thirty (30) days from the date the Secured Party makes written demand therefor to the Borrower.

(d)                                 Within thirty (30) days after the date of receiving a receipt for any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent the original or a copy of a receipt evidencing payment thereof.

(e)                                  With respect to an assignment or appointment of a successor administrative agent, the assignee or successor administrative agent (including such that is already a party to this Agreement) shall not be entitled to increased amounts or Taxes or Other Taxes pursuant to this Section 9.03 in excess of the amount to which its transferor or predecessor, as the case may be, was entitled.

(f)                                    To the extent legally entitled to do so, each Secured Party and participant shall provide to the Borrower and Administrative Agent (as applicable) such forms or other certifications at such time(s) and in such manner(s) as will permit payments to be made under this Agreement without deduction for, or at a reduced rate of, withholding taxes.

(g)                                 If a Secured Party becomes aware that it is entitled to a refund of tax, any reduction of, or credit against its tax liabilities or otherwise recover any amount in connection with an amount paid by the deduction, withholding or payment of an amount by the Borrower described in this Section 9.03, such Secured Party shall make a claim for such refund, reduction, credit or recovery.  If any Secured Party actually receives or realizes any refund of tax, any reduction of, or credit against, its tax liabilities or otherwise recovered any amount that would not have been received, realized or recovered but for any deduction or withholding, or payment of any additional amount, by the Borrower pursuant to this Section 9.03, then so long as no Default or Event of Default shall have occurred and be continuing, such Secured Party shall reimburse the Borrower an amount that the Secured Party shall, in its sole discretion, determine is equal to the net benefit after tax, and net of all expenses incurred by the Secured Party in connection with its receipt or realization of such refund, reduction, credit or recovery; provided, that nothing in this paragraph (g) shall require any Secured Party to make available its tax returns (or any other information relating to its taxes which it deems to be confidential).  The Borrower shall return such amount to the applicable Secured Party in the event that the Secured Party is subsequently required to repay such refund of tax or is not entitled to such reduction of, or credit against, its tax liabilities.

(h)                                 Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this Section 9.03 shall survive the termination of this Agreement and the payment in full of principal and Yield hereunder until the expiration of all applicable statutes of limitation.

SECTION 9.04.  Costs and Expenses; Indemnification.

(a)                                  The Borrower agrees to promptly pay on written demand (i) all reasonable costs and expenses (excluding any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, in each case, now or hereafter imposed, levied, collected, withheld or assessed) of the Administrative Agent in connection with the preparation, review, negotiation, reproduction, execution, delivery, modification and amendment of this Agreement and the other Transaction Documents to which the Borrower is a party, including the reasonable fees and disbursements of counsel for the Secured Parties with respect thereto and with respect to advising the Secured Parties, as to its rights, remedies and responsibilities under this Agreement and the other Transaction Documents to which the Borrower is a party, UCC filing fees, periodic auditing expenses incurred in connection with clauses (h) and (i) of Section 5.01 and all other related fees and expenses and (ii) after the occurrence and during the continuance of an Event of Default, all reasonable costs and expenses (excluding any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, in each case, now or hereafter imposed, levied, collected, withheld or assessed) of the Secured Parties in connection with the enforcement of this Agreement and the other Transaction Documents to which the Borrower is a party including the reasonable fees and disbursements of counsel for the Secured Parties with respect thereto and with respect to advising the Secured Parties, as to their rights, remedies and responsibilities under this Agreement and the other Transaction Documents to which the Borrower is a party.

(b)                                 The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including the reasonable fees and disbursements of counsel), but excluding in all cases any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, in each case, now or hereafter imposed levied, collected, withheld or assessed (collectively the “Liabilities”) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any Loan Document or any other Transaction Document to which the Borrower is a party or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), including any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following:  (i) preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement or any other Transaction Document to which the Borrower is a party or any of the transactions contemplated hereby or thereby; (ii) any breach or alleged breach of any covenant by the Borrower contained in any Transaction Document to which the Borrower is a party; (iii) any representation or warranty made or deemed made by the Borrower contained in any Transaction Document to which the Borrower is a party or in any certificate, statement or report delivered in connection therewith is, or is alleged to be, false or misleading; (iv) any failure by the Borrower to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Secured Parties a first priority perfected (subject to the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) security interest in all of the Pledged Collateral; (vi) any action or omission, not expressly authorized by the Transaction Documents to which the Borrower is a party, by the Borrower which has the effect of reducing or impairing the Pledged Collateral or the rights of the Administrative Agent or the Secured Parties with respect thereto; (vii) any Default or Event of Default relating to the Borrower; (viii) any claim that any Secured Party has assumed any obligation or liability of the Borrower under any Loan Document or otherwise; and (ix) any transactions related to the funding, carrying or repayment of the outstanding principal amount of the Advances in connection with the Transaction Documents to which the Borrower is a party; except to the extent any such Liability (A) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct, (B) arises solely by reason of any action or inaction by the Adviser, which action or inaction shall occur other than at the express direction of the Board of Trustees of the Borrower or (C) results from a claim brought by the Borrower against an Indemnified Party for breach of such Indemnified Party’s obligations hereunder or under any other Transaction Document.

(c)                                  For the avoidance of doubt, neither the payment of any Liability by the Borrower under Section 9.04(b) nor the terms of Section 9.04(b) shall be deemed to limit any right or cause of action the Borrower may have against any Indemnified Party or any other Person.  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 9.04 shall survive the termination of this Agreement and the payment in full of principal and Yield on the Advances.

SECTION 9.05.  Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.06.  Assignability.

(a)                                  This Agreement and the Conduit Lender’s rights and obligations herein (including the outstanding Advances) shall be assignable, in whole or in part, by the Conduit Lender and its successors and assigns to an Eligible Assignee with the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall in any event not be required if an Event of Default shall have occurred and be continuing) and the Administrative Agent; provided, that no consent of the Borrower shall be required if the assignment is made by the Conduit Lender to any Program Support Provider or any Person which (i) is in the business of issuing commercial paper notes (directly or indirectly) and (ii) is associated with or administered by the Administrative Agent or any Affiliate of the Administrative Agent; provided, further, that, except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Conduit Lender’s Advances, the amount of the Advances of the assigning Conduit Lender subject to each such assignment shall not be less than $5,000,000 unless each of the Borrower (which consent shall not be required if an Event of Default shall have occurred and be continuing) and the Administrative Agent otherwise consent.  Each such assignor shall notify the Administrative Agent and the Borrower of any such assignment. Each such assignor may, in connection with the assignment, disclose to the assignee any information relating to the Borrower, including the Pledged Collateral, furnished to such by or on behalf of the Borrower or by the Administrative Agent; provided that, prior to any such disclosure, the assignee agrees in writing to preserve, pursuant to a written agreement of confidentiality substantially similar to Section 9.09(a) the confidentiality of any confidential information relating to the Borrower received by it from any of the foregoing entities.  Notwithstanding the foregoing, without the consent of the Borrower, the Conduit Lender may sell, assign, transfer and convey all or any portion of the Advances maintained by the Conduit Lender, together with all rights hereunder and under the Transaction Documents in respect thereof, to any bank or financial institution which is also an Alternate Lender.

(b)                                 Each Alternate Lender may, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall in any event not be required if an Event of Default shall have occurred and be continuing), assign to any Eligible Assignee or to any other Alternate Lender all or a portion of its rights and obligations under this

Agreement (including all or a portion of its Alternate Lender Commitment and the outstanding Advances or interests therein owned by it); provided, that the Borrower’s consent to any such assignment shall not be required if the assignee is an existing Alternate Lender or a U.S. Affiliate of an existing Alternate Lender; provided, further, that, except in the case of an assignment to an existing Alternate Lender or an Affiliate of an existing Alternate Lender or an assignment of the entire remaining amount of the assigning Alternate Lender’s Commitment and Advances, the amount of the Commitment or Advances of the assigning Alternate Lender subject to each such assignment shall not be less than $5,000,000 unless each of the Borrower (which consent shall not be required if an Event of Default shall have occurred and be continuing) and the Administrative Agent otherwise consent. The parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance. Notwithstanding any other provision of this Section 9.06, any Alternate Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of principal and Yield on the Advances) under this Agreement to secure obligations of such Alternate Lender without notice to or consent of the Borrower; provided that no such pledge, grant, or other assignment shall release such Alternate Lender from any of its obligations hereunder or substitute any such pledgee, grantee or assignee for such Alternate Lender as a party hereto.

(c)                                  The Administrative Agent may, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall not be required if an Event of Default has occurred and is continuing), assign this Agreement and its rights and obligations hereunder; provided, that the Borrower’s consent to any such assignment shall not be required if the assignee is a U.S. Affiliate of the Administrative Agent.

(d)                                 Except for an assignment by operation of law to the extent expressly permitted by Section 5.02(d), the Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and the Alternate Lenders.

(e)                                  Any Lender may, without consent of the Borrower, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of its rights and obligations hereunder (including the outstanding Advances); provided that following the sale of a participation under this Agreement (i) the obligations of such Lender shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and any other Alternate Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which such Lender sells such a participation shall provide that the Participant shall not have any right to direct the enforcement of this Agreement or the other Transaction Documents or to approve any amendment, modification or waiver of any provision of this Agreement or the other Transaction Documents; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) reduces the amount of principal or interest that is payable on account of any Advance or delays any scheduled date for payment thereof or (ii) reduces any fees payable by the Borrower to the Administrative Agent (to the extent relating to payments to the Participant) or delays any scheduled date for payment of such fees.

(f)                                    The Borrower acknowledges and agrees that each Alternate Lender’s source of funds may derive in part from its participants.  Accordingly, references in Sections 2.07, 2.08, 2.09, 9.03 and 9.04 and the other terms and provisions of this Agreement and the other Transaction Documents (other than the Loan Documents) to rates, determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Alternate Lenders shall be deemed also to include those of each of its Participants; provided, that (i) no assignee pursuant to Sections 9.06(a) or (b) shall be entitled to any amount under any such Sections or provisions with respect to circumstances existing as of the date of such assignment, which is greater than the amount the related assignor would have been entitled to under any such Sections or provisions if the applicable assignment had not occurred and (ii) no Participant shall be entitled to any amount under any such Sections or provisions, which is greater than the amount the related Lender would have been entitled to under any such Sections or provisions if the applicable participation had not occurred.

(g)                                 The Administrative Agent shall maintain at its address specified in Section 9.02 or such other address as the Administrative Agent shall designate in writing to the Conduit Lender and Alternate Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of such Alternate Lenders, their Alternate Lender Commitments, effective dates and Alternate Lender Stated Expiration Dates, and the aggregate outstanding principal amount of the outstanding Advances made by each such Alternate Lender under this Agreement.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Alternate Lenders may treat each Person whose name is recorded in the Register as an Alternate Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Alternate Lender at any reasonable time and from time to time upon reasonable prior notice.

(h)                                 In the event that the Advances have been assigned in their entirety pursuant to one or more Program Support Agreements, and the Administrative Agent requests that Borrower acknowledge the assignment of the Advances to the Program Support Providers parties to such Program Support Agreements (or an agent on their behalf), Borrower agrees (i) to enter into such amendments to this Agreement and the other Transaction Documents as the Administrative Agent or the Lenders may reasonably request in order to reflect the substitution of such Program Support Providers, or an agent therefor, as the Lenders and the release of the Lenders from all further obligations hereunder, (ii) to authorize and deliver Uniform Commercial Code financing statements, or amendments thereto or assignments thereof, to reflect such assignment and substitution and (iii) to take such other actions as the Administrative Agent or the Lenders shall reasonably request in connection with such assignment, release and substitution.

(i)                                     Upon the assignment by a Lender in accordance with and subject to this Section 9.06, the assignee receiving such assignment shall have all of the rights of such Lender with respect to the Transaction Documents and the Pledged Collateral (or such portion thereof as has been assigned).

SECTION 9.07.  Governing Law.

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

SECTION 9.08.  Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 9.09.  Confidentiality.

(a)                                  Each of the Secured Parties agrees (i) to keep all non-public information with respect to the Borrower and the Adviser and their respective Affiliates which such Secured Party receives pursuant to the Transaction Documents (collectively, the “Borrower Information”) confidential and to disclose Borrower Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives of the Secured Parties (collectively, the “Secured Party Representatives”), to providers of program-wide credit enhancement for, other financings to, or investors in the Conduit Lender, and to S&P, Moody’s or any other rating agency that rates the promissory notes of the Conduit Lender (collectively, the “Rating Agencies”) which, in each case, may have a need to know or review such Borrower Information for the purpose of assisting in the negotiation, completion, administration and evaluation of the facility contemplated by this Agreement (the “Facility”); (ii) to use the Borrower Information only in connection with the Facility and not for any other purpose; and (iii) to cause its related Secured Party Representatives to comply with the provisions of this Section 9.09(a).

The provisions of this Section 9.09(a) shall not apply to any Borrower Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than any Secured Party or any Secured Party Representative or that is required to be disclosed by applicable law or regulation or is requested by any Authority with jurisdiction over any Secured Party or Secured Party Representative or any of its Affiliates.

Notwithstanding the foregoing, the Borrower Information may be disclosed by any Secured Party Representative to permitted assignees and participants and potential assignees and participants in the Facility to the extent such disclosure is made pursuant to a written agreement of confidentiality substantially similar to this Section 9.09(a).

(b)                                 Notwithstanding anything in this Section 9.09 to the contrary, the parties hereto (and each of their respective employees, representatives or other agents) may disclose to any and all Persons of any kind, the “tax treatment” and “tax structure” (in each case within the meaning of Treasury Regulation Section 1.6011-4) of the Facility and all materials of any kind (including opinions or other tax analyses) that are provided to it, relating to such tax treatment and tax structure of the Facility, other than any information for which non-disclosure is reasonably necessary in order to comply with applicable securities laws.

(c)                                  The obligations of the Borrower, the Administrative Agent, each Alternate Lender and each Lender under this Section 9.09 shall be in effect from the date of this Agreement until three years from the date of the termination of this Agreement.

SECTION 9.10.  Merger.

The Transaction Documents taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof.  The Transaction Documents supersede any prior agreements among the parties thereto relating to the subject matter thereof.

SECTION 9.11.  No Proceedings.

Each of the parties to this Agreement and each assignee of any Advance or any interest therein and each entity which enters into a commitment to make Advances to the Borrower hereunder hereby agrees that it will not institute against the Conduit Lender any proceeding of the type referred to in Section 6.01(f) so long as any promissory notes or other senior indebtedness issued by the Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such promissory notes or other senior indebtedness shall have been outstanding.  The obligations of the Conduit Lender under and in connection with this Agreement and the other Transaction Documents are solely the obligations of the Conduit Lender.  It is expressly agreed that no recourse shall be had for the payment of any amount owing by or in respect of the Conduit Lender in respect of this Agreement or any other Transaction Document or for any other obligation of, or claim against, the Conduit Lender arising out of or based upon this Agreement or any other Transaction Document, against any member, stockholder, employee, officer, manager, director, organizer or incorporator of the Conduit Lender or against any member, stockholder, employee, officer, manager, director, organizer or incorporator of any such member, stockholder or manager.  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this Section 9.11 shall survive the termination of this Agreement and the payment in full of principal and Yield on the Advances.

SECTION 9.12.  Survival of Representations and Warranties.

All representation and warranties made hereunder, in the other Transaction Documents (other than the Loan Documents) and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder.  The agreements in Sections 9.03, 9.04, 9.09 and 9.11 shall survive the termination of this Agreement.

SECTION 9.13.  Loan Documents.

No obligation or liability of the Borrower is intended to be assumed by the Administrative Agent or any other Secured Party under or as a result of this Agreement or the other Transaction Documents, and the transactions contemplated hereby and thereby, including under any Loan Document and, to the maximum extent permitted under provisions of law, the

Administrative Agent and the other Secured Parties expressly disclaim any such assumption.  The Borrower shall indemnify, defend and hold harmless the Administrative Agent and the other Secured Parties from any loss, liability or expense incurred as a result of any claim that any such obligation or liability has been so assumed.

If (i) an Event of Default under Section 6.01(f) in respect of the Borrower shall have occurred and is continuing or (ii) the Administrative Agent shall have delivered a Notice of Exclusive Control to the Custodian, which notice was delivered during the continuance of an Event of Default and has not been revoked by the Administrative Agent, the Borrower will use commercially reasonable efforts to obtain and give all necessary consents under all Loan Documents relating to any Pledged Collateral and execute and deliver all agreements and documents which are necessary or appropriate in order to enable the Secured Parties to enforce their rights and remedies hereunder and under the other Transaction Documents, including to permit the Pledged Collateral which constitutes Loan Assets to be assigned to the Administrative Agent or its designees.  In addition, the Borrower shall pay all assignment fees which are required to be paid pursuant to the Loan Documents relating to the Pledged Collateral in connection with the foregoing.  The Administrative Agent and the Secured Parties acknowledge that in order to enforce certain of their remedies in respect of the Pledged Collateral which constitutes Loan Assets after the occurrence and during the continuance of an Event of Default, certain provisions of the related Loan Documents may need to be complied with, including provisions requiring the consent of the related Transaction Agent and/or Obligor.

The Administrative Agent agrees that if it would be prevented from reviewing any Loan Document relating to an Eligible Loan Asset in connection with the exercise of its rights under Section 5.01(i) or Section 7.04, as a result of any confidentiality agreement entered into by the Borrower in respect thereof, and if it’s review of such Loan Documents would be permitted if it agrees to maintain the confidentiality of such Loan Documents in accordance with the terms of such confidentiality agreement (each such confidentiality agreement a “Subject Confidentiality Agreement”), the Administrative Agent hereby agrees to abide by the terms of such Subject Confidentiality Agreement in respect of such Loan Documents.

SECTION 9.14.  Submission to Jurisdiction; Waivers.

The Borrower hereby irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(b)                                 consents that any such action or proceeding may be brought in any of such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.02 or at such other address as may be permitted thereunder;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court;

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages; and

SECTION 9.15.  E-Mail Reports.

Subject to the following terms and conditions the Borrower may, unless otherwise notified to the contrary by the Administrative Agent, transmit Investor Reports to the Administrative Agent by electronic mail (each an “E-Mail Report”).  Each E-Mail Report shall be formatted as the Administrative Agent may reasonably designate from time to time.  Each E-Mail Report shall be sent to the Administrative Agent at an electronic mail address designated by the Administrative Agent, and the executed “summary sheet” for each E-Mail Report shall be transmitted by electronic mail or via facsimile transmission to the Administrative Agent at the facsimile numbers specified for the Administrative Agent in Section 9.02.

SECTION 9.16.  Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT TO WHICH THE BORROWER IS A PARTY OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

SECTION 9.17.  Several Obligations.

Except for the commitment of the Alternate Lenders to make Advances if the Conduit Lender has declined to make an Advance to the extent expressly required by Section 2.02, no Lender shall be responsible for the failure of any other Lender to make any Advance or to perform any obligation under this Agreement or any other Transaction Document.  The Administrative Agent shall not have any liability to the Borrower, any Lender for the Borrower’s or any Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Transaction Document.

SECTION 9.18.  Limitation on Liability.

No claim may be made by the Borrower or any other Person against the Administrative Agent, any Lender or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory or liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

No recourse for or under any obligation, covenant or agreement of the Borrower contained in this Agreement or any other Transaction Document shall be had against any shareholder, Trustee, officer, director, employee or agent of the Borrower, the Custodian, the Advisor or the Parent (each, a “Borrower Party”) by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder or under any other Transaction Document; it being expressly agreed and understood that this Agreement is a corporate obligation of the Borrower, and that no personal liability shall attach to or be incurred by the shareholders, Trustees, officers, directors, employees or agents of any Borrower Party, as such, or any of them under or by reason of any of the obligations, covenants or agreements of the Borrower contained in this Agreement or any other Transaction Document or implied therefrom and that any and all personal liability for breaches by the Borrower of any of such obligations, covenants or agreements, either at law or by statute or constitution of every such shareholder, Trustee, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

SECTION 9.19.  Patriot Act Notice.

Each of the Lenders hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.  The Borrower shall, and shall cause each of its subsidiaries, if any, to, provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender in order to assist such Lender in maintaining compliance with the Patriot Act.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MORGAN STANLEY PRIME INCOME TRUST,
as Borrower

By:
Name:
Title:

RANGER FUNDING COMPANY LLC,
as Conduit Lender

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Alternate Lender and Administrative Agent

By:
Name: Robert Wood
Title: Principal
Alternate Lender Percentage: 100%
Alternate Lender Commitment: $250,000,000

Signature Page to Credit Agreement
(Morgan Stanley Prime Income Trust)

SCHEDULE I

FORM OF INVESTOR REPORT

See attached.

S-I-1

Annex A
to
Schedule I

Investor Report Officer’s Certificate

The undersigned,                         , [INSERT TITLE] of MORGAN STANLEY PRIME INCOME TRUST (the “Borrower”) pursuant to Section 5.01(e) of that certain Revolving Credit and Security Agreement, dated as of March [    ], 2008 (the “Credit Agreement”) among the Borrower, RANGER FUNDING COMPANY LLC, as Conduit Lender, BANK OF AMERICA, N.A., the other banks and financial institutions parties thereto and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”), as the same may be amended, modified or supplemented from time to time, hereby certifies on behalf of the Borrower (and not in his/her individual capacity) that:

1.	The Investor Report furnished herewith to the Administrative Agent pursuant to Section 5.01(e) of the Credit Agreement is true, accurate and complete as of the date hereof.

2.	Except as expressly disclosed in writing to the Administrative Agent, no event has occurred and is continuing which would constitute a Default or an Event of Default.

3.	Except as expressly disclosed in writing to the Administrative Agent, as of the date hereof, the Borrower is in compliance with the Borrowing Base Test and the Asset Coverage Test.

4.

The representations and warranties of the Borrower contained or reaffirmed in Section 4.01 of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to any earlier date).

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly signed on behalf of the Borrower as of the date set forth below.

DATED:	By:
Name:
Title:

S-I-2

SCHEDULE II

Scope of Audit

S-II-1

SCHEDULE III

Trustee Locations

1.  Frank L. Bowman - Maryland

2.  Michael Bozic - Pennsylvania

3.  Kathleen A. Dennis - Ohio

4.  Dr. Manuel H. Johnson - Virginia

5.  Joseph J. Kearns - California

6.  Michael F. Klein - Connecticut

7.  Michael E. Nugent - New York

8.  W. Allen Reed - South Carolina

9.  Fergus Reid - Connecticut

10. James F. Higgins - New Jersey

S-III-1

EXHIBIT A

FORM OF ADVANCE NOTE

ADVANCE NOTE

$	,

FOR VALUE RECEIVED, on the Maturity Date (as defined in the Credit Agreement hereinafter referred to) of each Advance made by the [Conduit Lender] [Alternate Lender] to the undersigned (the “Borrower”) pursuant to the Credit Agreement (defined below), the Borrower hereby promises to pay to the order of [INSERT NAME OF CONDUIT LENDER OR ALTERNATE LENDER] (together with its successors and assigns the [“Conduit Lender”] [“Alternate Lender”]) the unpaid principal amount of each such Advance, in immediately available funds and in lawful money of the United States of America, and to pay Yield on the unpaid balance of said principal Advance from the Borrowing Date thereof, until the principal amount thereof shall have been paid in full, in like funds and money as provided in said Credit Agreement for Advances made by the [Conduit Lender] [Alternate Lender] and at the maturity thereof.  Capitalized terms used in this promissory note unless otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

This promissory note is an Advance Note referred to in the Revolving Credit and Security Agreement dated as of March [    ], 2008 (as from time to time amended, modified, or supplemented, the “Credit Agreement”) among the Borrower, [the Conduit Lender], [Alternate Lender], the other banks and financial institutions parties thereto, and Bank of America, N.A., as administrative agent.  The date and principal amount of each Advance made to the Borrower and of each repayment of principal thereon shall be recorded by the [Conduit Lender] [Alternate Lender] or its designee on Schedule I attached to this Advance Note, and the aggregate unpaid principal amount shown on such schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Advances made by the [Conduit Lender] [Alternate Lender].  The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement to repay the principal amount of the Advances together with all Yield accrued thereon.

No recourse for or under any obligation, covenant or agreement of the Borrower contained in this promissory note shall be had against any shareholder, Trustee, officer, director, employee or agent of the Borrower, the Custodian, the Advisor or the Parent (each, a “Borrower Party”) by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder; it being expressly agreed and understood that this promissory note is a corporate obligation of the Borrower, and that no personal liability shall attach to or be incurred by the shareholders, Trustees, officers, directors, employees or agents of any Borrower Party, as such, or any of them under or by reason of any of the obligations, covenants or agreements of the Borrower contained in this promissory note or implied therefrom and that any and all personal liability for breaches by the Borrower of any of such obligations, covenants or agreements, either at law or by statute or constitution of every such shareholder, Trustee, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the delivery of this promissory note.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

MORGAN STANLEY PRIME INCOME TRUST

By:
Name:
Title:

SCHEDULE I

TO EXHIBIT A

This Advance Note evidences Advances made by [INSERT NAME OF CONDUIT LENDER OR ALTERNATE LENDER], (the [“Conduit Lender”] [“Alternate Lender”]) under the Revolving Credit and Security Agreement dated as of March [    ], 2008 (as from time to time amended, modified, or supplemented, the “Credit Agreement”) among the Borrower, RANGER FUNDING COMPANY LLC, as Conduit Lender, BANK OF AMERICA, N.A., the other banks and financial institutions parties thereto and BANK OF AMERICA, N.A., as administrative agent, in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:

	PRINCIPAL	PRINCIPAL	PRINCIPAL
	AMOUNT	AMOUNT PAID	BALANCE	NOTATION
DATE	ADVANCED	OR PREPAID	OUTSTANDING	BY

EXHIBIT B

FORM OF NOTICE OF BORROWING

BANK OF AMERICA, N.A.

as Administrative Agent

214 North Tryon Street

NC1-027-19-01

Charlotte, North Carolina 28255

Attention: Global Structured Finance
Telephone: (704) 386-7922
Facsimile: (704) 388-9169

NOTICE OF BORROWING

                                                                                                This Notice of Borrowing is made pursuant to Section 2.02 of that certain Revolving Credit and Security Agreement dated as of March [    ], 2008, among RANGER FUNDING COMPANY LLC as lender (the “Conduit Lender”), BANK OF AMERICA, N.A., and the other lenders parties thereto, BANK OF AMERICA, N.A., as administrative agent and MORGAN STANLEY PRIME INCOME TRUST, as borrower (the “Borrower”) (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Credit Agreement.

                                                                                                1.  The Borrower hereby requests that on                             ,          (the “Borrowing Date”) it receive borrowings under the Credit Agreement in an aggregate principal amount of                            Dollars ($          ) (the “Requested Amount”).

                                                                                                2.  The Borrower hereby gives notice of its request for an Advance or Advances in the aggregate principal amount equal to the Requested Amount to the Administrative Agent pursuant to Section 2.02 of the Credit Agreement and requests the Conduit Lender or the Alternate Lender remit, or cause to be remitted, the proceeds thereof to [the Collateral Account] [SPECIFY ACCOUNT, IF APPLICABLE].

                                                                                                3.  The Borrower certifies that (i) the representations and warranties of the Borrower contained or reaffirmed in Section 4.01 of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to any earlier date); (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing; (iii) the Borrower has performed in all material respects all agreements and satisfied all conditions under the Credit Agreement to be performed by it on or before the date hereof; (iv) the conditions precedent to the making of the proposed borrowings set forth in Article III of the Credit Agreement have been fully satisfied;  (v) immediately after the making of any such Advance, the aggregate outstanding principal amount of all Advances shall not exceed the Total Commitment for the Borrower; and (vi)

immediately after giving effect to such Advance, the aggregate credit extended by the Lenders and the Alternate Lenders under the Credit Agreement does not exceed the sum of (x) the Margin Stock Percentage of the current market value (as defined in Regulation U) of all Margin Stock of the Borrower as specified in Annex A hereto, plus, (y) the good faith loan value (as determined in accordance with Regulation U) of all other Assets of the Borrower as specified in Annex A hereto.  It is the intent of the parties to the Credit Agreement that Annex A to this Notice of Borrowing shall constitute an amendment to the Form FR U-1 or Form FR G-3 purpose statement executed by the applicable Lenders or Alternate Lenders funding an Advance in connection with this Notice of Borrowing, which amendment shall be attached to such purpose statement as required by Section 221.3(c)(iv) of Regulation U.  The Borrower further represents and warrants that it owns the Pledged Collateral free and clear of any Adverse Claims and that the attached current list of collateral of the Borrower adequately supports all credit extended under the Credit Agreement as determined in accordance with Regulation U.

                                                                                                WITNESS my hand on this          day of                   ,         .

MORGAN STANLEY PRIME INCOME TRUST

By:
Name:
Title:

Annex A

[CURRENT LIST OF COLLATERAL OF BORROWER WHICH ADEQUATELY SUPPORTS ALL CREDIT EXTENDED UNDER THE CREDIT AGREEMENT]

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Revolving Credit and Security Agreement dated as of March [    ], 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among RANGER FUNDING COMPANY LLC (together with its successors and assigns, the “Conduit Lender”), BANK OF AMERICA, N.A., together with the other banks and financial institutions from time to time parties to the Credit Agreement (the “Alternate Lenders”), BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”) and MORGAN STANLEY PRIME INCOME TRUST (together with its permitted successors and assigns, the “Borrower”).  Terms defined in the Credit Agreement are used herein with the same meaning.

The “Assignor” and the “Assignee” referred to on Schedule I hereto agree as follows:

1.                                       As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and under the other Transaction Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor’s Alternate Lender Commitment and the percentage interest specified on Schedule I hereto of the outstanding principal amount of the Advances (such rights and obligations assigned hereby being the “Assigned Interests”).  After giving effect to such sale, assignment and assumption, the Assignee’s “Alternate Lender Commitment” and the Assignee’s “Percentage” will be as set forth on Schedule I hereto.

2.                                       The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Adverse Claim created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Transaction Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Pledged Collateral, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of any of the Borrower, the Administrative Agent, or any other Person, or the performance or observance by any Person of any of its obligations under any Transaction Document or any instrument or document furnished pursuant thereto.

3.                                       The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Transaction Documents, together with copies of any financial statements delivered pursuant to Sections 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, the Conduit Lender or any other Alternate Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Transaction Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Transaction Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v)  agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Transaction Documents are required to be performed by it as a Alternate Lender; (vi) confirms that the assignment hereunder complies with any applicable legal requirements including the Securities Act of 1933, as amended; (vii) confirms that such Assignee is a United States Person (as defined in Section 7701 (a)(30) of the Code) or that such Assignee shall have provided the Administrative Agent with two Internal Revenue Service forms W-8BEN and W-8ECI (or successor forms) certifying that the income from the Assigned Interest is effectively connected with the conduct of such Person’s trade or business in the United States of America; and (viii) confirms that such Assignee is not a partnership, grantor trust or S corporation (as such terms are defined in the Internal Revenue Code).

4.                                       Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless a later effective date is specified on Schedule I hereto.

5.                                       Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Alternate Lender thereunder and under any other Transaction Document and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Transaction Document.

6.                                       Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

7.                                       This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8.                                       This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Schedule I

Percentage interest
transferred by Assignor:	%

Assignee’s “Alternate Lender Commitment”:	$

Assignor:	[INSERT NAME OF ASSIGNOR],
as Assignor,

By:
Authorized Signatory,

Assignee:	[INSERT NAME OF ASSIGNEE]
as Assignee

By:
Authorized Signatory,

Accepted, Consented to and
Acknowledged this day of
,

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Authorized Signatory

[MORGAN STANLEY PRIME INCOME TRUST

By: ]
Authorized Signatory

*  If required pursuant to Section 9.06(b).